As filed with the Securities and Exchange Commission on July 21, 2000
                                                      Registration No. 333-85429

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SFBC INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its Charter)

          DELAWARE                         8731                  59-2407464
  (State or Jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)

                      11190 Biscayne Blvd., Miami, FL 33181
                                 (305) 895-0304
     (Address and telephone number or intended principal place of business)

                      11190 Biscayne Blvd., Miami, FL 33181
                                 (305) 895-0304
(Address of principal place of business or intended principal place of business)

                               Mr. Arnold Hantman
                            SFBC International, Inc.
                      11190 Biscayne Blvd., Miami, FL 33181
                                 (305) 895-0304
            (Name, Address and Telephone Number of Agent for Service)

                  Please send a copy of all communications to:

Michael D. Harris, Esq.                        Gerald L. Fishman, Esq.
Beth J. Harris, Esq.                           Charles J. Mack, Esq.
Kristen K. Thomas, Esq.                        Wolin & Rosen, Ltd.
Michael Harris, P.A                            55 West Monroe Street, Suite 3600
1645 Palm Beach Lakes Blvd., Suite 550         Chicago, Illinois 60603
West Palm Beach, FL 33401                      Telephone: (312)424-0600
Telephone:  (561) 478-7077                     Facsimile: (312) 424-0660
Facsimile: (561) 478-1817

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number
of the earlier effective registration statement for the same offering.       [ ]

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                         [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ------------------ --------------------- ---------------- ----------------------------
                                                           Proposed           Proposed
                                    Amount to Be           Maximum             Maximum
     Title of Each Class of          Registered            Offering           Aggregate              Amount of
           Securities                                       Price             Offering             Registration
        To Be Registered                               Per Security (1)         Price                 Fee (2)
--------------------------------- ------------------ --------------------- ---------------- ----------------------------
Common Stock, $.001 par value (3)    1,437,500              $8.00            $11,500,000             $3,036.00
--------------------------------- ------------------ --------------------- ---------------- ----------------------------
Underwriter's Warrants (4)            125,000                 $0                $150                     $0
--------------------------------- ------------------ --------------------- ---------------- ----------------------------
Common Stock, $.001 par value         125,000             $9.60 (5)          $1,200,000               $316.80
--------------------------------- ------------------ --------------------- ---------------- ----------------------------
Total Registration Fee (6)                                                                           $3,352.80
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Calculated pursuant to the new fee rate of .000264 of the aggregate offering amount.
(3) Includes (i) 1,250,000 shares initially offered and (ii) 187,500 shares issuable pursuant to the underwriters' over-allotment option.
(4) Pursuant to Rule 416, we are also registering such additional shares as may be required for issuance pursuant to the anti-dilution provisions of the underwriters' warrants.
(5) Equal to 120% of the proposed initial offering price of the common stock.
(6) $2,506.25 was paid with the original SB-2 filed on August 20, 1999 at the fee rate then in effect, which was .000278 of the aggregate offering amount. Due to an increase in the number of securities being registered, the registration fee has increased by $846.55 which is being paid concurrently with the filing of this Amendment No. 2.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8, may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                   Subject to completion, dated July 21, 2000

                                   Prospectus
                        1,250,000 Shares of Common Stock

                            SFBC International, Inc.

This is an initial public offering of shares of common stock of SFBC International, Inc.

We are a contract research organization which conducts clinical research and provides drug development services for clients in the pharmaceutical and biotechnology industries. We have applied to list our common stock on the Nasdaq National Market under the symbol "SFBX."

Investing in our common stock involves a high degree of risk. See the risks which are described in the "Risk Factors" section beginning on page 8 of this prospectus.

-------------------------------------------- ---------------- -----------------
                                                Per Share          Total
-------------------------------------------- ---------------- -----------------
Public offering price .....................       $8.00         $10,000,000
-------------------------------------------- ---------------- -----------------
Underwriting discounts ....................       $0.80          $1,000,000
-------------------------------------------- ---------------- -----------------
Proceeds to SFBC International, Inc. ......       $7.20          $9,000,000
-------------------------------------------- ---------------- -----------------

         HD Brous & Co., Inc. as our underwriter or representative of several underwriters has a 45 day option from SFBC International, Inc. to purchase up to 187,500 additional shares to cover over-allotments, if any.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         We anticipate the initial public offering price for the shares we are offering will be $8.00 per share. The initial public offering price may not reflect the market price after the offering. The underwriters expect to deliver the common stock on __________, 2000.

                              HD Brous & Co., Inc.

                    The date of this prospectus is ____, 2000

                             TABLE OF CONTENTS                                                Page
                                                                                              ----
Prospectus Summary........................................................................... 3

Risk Factors................................................................................. 8

Forward Looking Statements................................................................... 10

Use of Proceeds.............................................................................. 11

Capitalization............................................................................... 12

Dilution..................................................................................... 14

Selected Financial Data...................................................................... 15

Management's Discussion and Analysis of Financial Condition and Results of Operations........ 17

Business..................................................................................... 21

Management................................................................................... 32

Related Party Transactions................................................................... 37

Principal Stockholders....................................................................... 38

Description of Capital Stock................................................................. 39

Shares Eligible for Future Sale.............................................................. 41

Plan of Distribution......................................................................... 42

Legal Matters................................................................................ 44

Experts...................................................................................... 44

Additional Information....................................................................... 44

Index to Financial Statements................................................................ F-1


                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "SFBC International," "SFBC," "we," "our," and "us," we mean SFBC International, Inc., a Delaware corporation, together with our subsidiaries and our predecessors. This prospectus contains forward-looking statements and information relating to SFBC. See "Forward Looking Statements" on page 10.

                               SFBC International

Our Business

         We are a specialized provider of outsourced drug development research services for the pharmaceutical and biotechnology industries. We have one of the largest contract research sites in the United States today. Most of the business conducted at that site has been Phase I and II clinical trials and related services that variously determine and document the safety, absorption and dosing of potential new drugs developed by our clients. In March 2000, we expanded into Phase III clinical trial work through the acquisition the assets of Pharmaceutical Development Associates. Phase III clinical trials are conducted to determine the therapeutic benefit of a potential new drug on a specific disease. We believe that the business we acquired, which we operate through SFBC/Pharmaceutical Development Associates, Inc., a wholly-owned subsidiary, is among the most active providers of ophthalmology drug studies, a leading provider of dermatology drug studies and one of few established providers of clinical equivalency studies for potential new generic drugs in the United States. Clinical equivalency studies began to be required by the federal Food and Drug Administration for new generic drugs in 1997.

         While we have been in business for 16 years, we introduced our current business model in 1995. Over the past five years, we have served over 50 clients, including 23 of the top 25 pharmaceutical companies in the United States. We have focused on building a reputation for producing results rapidly in compliance with each clinical trial protocol and the Food and Drug Administration requirements. We believe our pharmaceutical and biotechnology clients can realize greater financial benefits from more rapidly available valid clinical trial results. To realize our goal, we have built and continue to expand a database of volunteers representing a broad range of special populations, including post-menopausal women, children with specific diseases, and individuals who are HIV positive to be able to accommodate quickly most early phase clinical trials. SFBC/Pharmaceutical Development Associates has established physician networks in ophthalmology and dermatology. We consider our responsiveness to clients, particularly with restrictive, special population studies, to have been key to: (1) attracting new clients, (2) earning the repeat business of our established clients, and (3) capturing the unfulfilled work of other, generally larger, contract research organizations that do not have the ready access to the required participants. We count among our niche expertise the following special populations:

        o        cardiac                   o        pediatrics
        o        diabetics                 o        liver diseases
        o        geriatrics                o        post-menopausal females
        o        kidney disease            o        HIV positive
        o        ophthamology              o        Dermatology

         Some or our clients and other companies that we work with are as follows:

   Pharmaceutical Companies               Biotechnology Companies
   ------------------------               -----------------------
   Abbott Laboratories                    Immunex Corp.
   Bristol-Myers Squibb Company           Medeva Americas, Inc.
   Glaxo Wellcome Inc.                    Genaissance Pharmaceuticals, Inc.
   Johnson & Johnson, Inc.                Celtrix Pharmaceuticals, Inc.
   Merck & Co., Inc.                      Elan Corp, PLC
   Pfizer, Inc.                           Hughes  Institute
                                          Agouron Pharmaceuticals, Inc.
                                          Sarawak Medichem Pharmaceuticals, Inc.

                        Contract Research Organizations
                        -------------------------------
                        Quintiles Transnational Corp.
                        Phoenix International
                        PPD, Inc.
                        Premier Research

         Although we derived approximately 85% of our revenues (approximately 38.1% from three clients) during the year ended December 31, 1999 from Phases I and II clinical trials for pharmaceutical companies, biotechnology companies and other contract research organizations, we provide a range of other clinical research services for short-term studies and more complex, long-term Phases I and II studies, as well as Phases III and IV studies, including:

         o protocol design: designing clinical trials for customers in conformance FDA regulations;
         o report writing: providing a comprehensive summary of the conduct of a study for customers submission to the FDA;
         o data management: including the transfer of study data to clinical report forms;
         o institutional review board services: preparing paperwork and all documents to be submitted to an institutional review board for approval; and
         o electronic data transfer: transferring study data to the study sponsor instantaneously or to other data banks via computer.

Our Strategy

         Our goal is to become the comprehensive provider of choice for a widening range of specialized clinical trials. This involves expanding the breadth of our clinical trials and related services to provide turnkey contract research organization solutions. We expect to include the building and acquisition of complementary businesses. Our strategy includes the following key elements:

         o Continue to build our proprietary database of special participant populations;
         o Continue to expand the range of services offered to our clients through acquisitions and strategic alliances; and
         o        Continue to recruit and train our employees.

         In carrying out these strategies, we face a number of obstacles including competition from competitors of various size in South Florida drawing resources from the same special populations, competition from larger companies seeking the same acquisition targets, and competition from other participants in the healthcare field seeking qualified employees.

         Our executive offices and clinic are located at 11190 Biscayne Boulevard, Miami, Florida 33181 and our telephone number is (305) 895-0304. Our new subsidiary, SFBC/Pharmaceutical Development Associates, maintains offices in Charlotte, North Carolina. Our website is located at www.sfbci.com. Information contained on our website is not part of this prospectus.

                                  The Offering

Common stock offered .....................  1,250,000 shares

Common stock outstanding immediately
 prior to this offering ..................  2,335,736 shares

Common stock outstanding immediately
     following this offering .............  3,589,642 shares

Use of proceeds ..........................  We intend to use the net proceeds of this offering for various purposes
                                            including:

                                            o    repayment of indebtedness,
                                            o    expansion of our current clinic
                                                 or move to a larger facility,
                                            o    expansion of our business
                                                 development and marketing
                                                 efforts,
                                            o    to open a clinical laboratory,
                                            o    expansion of our business
                                                 through acquisitions of, and
                                                 investment in, complementary or
                                                 competitive businesses, and
                                            o    for general corporate purposes
                                                 including working capital.

Proposed Nasdaq NMS trading symbol .......  "SFBX"

Risk factors .............................  An investment in our common stock is highly speculative and involves a
                                            high degree of risk. You should read
                                            the "Risk Factors" section beginning
                                            on page 8.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following selected statement of operations data for the years ended December 31, 1998 and 1999 are derived from our financial statements and related notes, which were audited by Kaufman, Rossin & Co., our independent auditors, and are included in this prospectus.

         The pro forma unaudited selected statement of operations data for the year ended December 31, 1999, includes the actual results of operations for SFBC International and the results of operations for Pharmaceutical Development Associates as if we acquired that business on January 1, 1999.

         The unaudited selected statement of operations data for the quarters ended March 31, 1999 and 2000, includes our actual results of operations for the quarters then ended.

         The pro forma unaudited selected statement of operations data for the quarter ended March 31, 2000, includes our actual results of operations and those of Pharmaceutical Development Associates as if we acquired its assets on January 1, 2000.

         Our pro forma unaudited selected balance sheet data, as adjusted, gives effect to our receipt of the estimated net proceeds of approximately $8,300,000 from our sale of 1,250,000 shares of common stock in this offering at an initial public offering price of $8.00 per share and the initial application of these proceeds to repay our debt in connection with our line of credit, our note payable - insurance, our notes payable to the former minority shareholders and the accrued interest on those notes payable to the former minority shareholders.

 .........The following data should be read in conjunction with "Management's
Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

Statement of Operations Data:

                                           Year Ended December 31,                      Quarter Ended March 31,
                                      1998           1999          1999           1999           2000           2000
                                                                 Pro Forma                                    Pro Forma
                                     Actual         Actual      (Unaudited)            (Unaudited)           (Unaudited)
Net sales                         $ 5,869,987    $ 8,309,143    $10,509,204    $ 1,922,991    $ 2,303,116    $ 2,730,396
Operating income                      707,300      1,401,891        974,757        329,787        299,626        288,296
Provision for income taxes                 --        620,000        277,000             --        106,000         96,500
Net income                        $   507,716    $   600,748    $   451,554    $   282,698    $   169,504    $   157,543

Additional pro forma
statement of operations
data (unaudited)(1):
Income before provision for       $   507,716    $ 1,220,748    $   728,554    $   282,698             --             --
income taxes
Provision for income taxes            191,000        470,000        277,000        109,000             --             --
Pro forma net income              $   316,716    $   750,748    $   451,554    $   173,698             --             --

Shares used in computation of
pro forma net income per share      3,589,642      3,589,642      3,589,642      3,589,642      3,589,642      3,589,642
                                                                                                                      (2)
Pro forma net income per share    $      0.09    $      0.21    $      0.13    $      0.05    $      0.05    $      0.04
                                  ===========    ===========    ===========    ===========    ===========    ===========

(1) The unaudited pro forma data has been adjusted for income taxes, which would have been recorded had the Company been a C corporation for the years ended December 31, 1999 and 1998.

(2) Pro forma net income per share of common stock has been computed using the number of shares of common stock that will be outstanding immediately after the offering.

Balance Sheet Data:

                                                             March 31, 2000
                                                                       Pro Forma as
                                                          Actual         Adjusted
                                                        (Unaudited)    (Unaudited)
Cash                                                    $   561,827    $ 7,736,933
Working capital                                             709,985      8,353,787
Total assets                                              5,068,663     11,967,862

Long-term debt- current portion and accrued interest        695,775        227,079
Long-term debt                                              855,303        174,102
Total Liabilities                                         4,067,641      2,197,744
Total Stockholders' Equity                                1,001,021      9,050,118

Unless otherwise stated, the information in this prospectus does not give effect to:

         o warrants issuable to the representative of our underwriters or the exercise of the warrants,
         o the representative of the underwriters' over-allotment option or its exercise,
         o up to 700,000 shares of common stock reserved for issuance upon the exercise of options which may be granted pursuant to our existing stock option plan, of which options to purchase 582,000 shares of common stock have been granted prior to the date of this prospectus, and
         o up to an aggregate of 260,582 shares of common stock issuable upon the exercise of warrants outstanding held by our minority stockholders.

         The number of shares of common stock outstanding following the offering gives effect to the conversion of our remaining outstanding convertible note. This note for $25,003 converts into 3,906 shares of our common stock upon the closing of this offering.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk, and you should purchase our common stock only if you can afford a complete loss. You should consider carefully information about these risks, and all information contained in this prospectus, before you buy our common stock.

We rely on a limited number of clients for a large percentage of our revenues which means that we face a greater risk of loss of revenues if we lose clients

         During 1999, three clients accounted for approximately 38.1% of our revenues, giving effect to our acquisition of Pharmaceutical Development Associates as if it occurred on January 1, 1999. These clients accounted for approximately 13.3%, 12.9%, and 11.9% of our pro forma revenues in 1999. During 1998, we generated more than 10% of our revenues from each of four clients. These clients accounted for approximately 17%, 15%, 14% and 12% of our revenues. Our largest clients vary from year to year. We believe that this kind of client concentration in the contract research organization industry is common and expect it to continue. In the event that we lose one or more major clients, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

If we cannot effectively manage our growth, we may not continue to operate at the same levels of profitability and may actually lose money

         We have grown rapidly since 1998. Businesses, which grow rapidly, often have difficulty managing their growth. We have limited management depth and we will have to employ experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money.

Because we are significantly smaller than the majority of our competitors, we may lack the financial resources needed to increase our market share

         There are a large number of contract research organizations ranging in size from one person consulting firms to full service, global drug development corporations. It is easy for a new company to enter our industry. This competition may lead to price and other forms of competition that could adversely affect our business. Many of our competitors have substantially greater size and other resources than we do. For this reason, we may lack the financial resources needed to increase our market share.

Our clients may cancel or delay our contracts, which could reduce our future revenues and result in operating losses

         Our clients may cancel or delay our contracts at any time for no reason. They may also cancel a clinical trial for a variety of reasons including:

         o        inadequate patient enrollment;
         o manufacturing problems resulting in a shortage of the potential product;
         o a decision by a client to de-emphasize or cancel the development of a potential product;
         o        adverse patient reaction to a potential product;
         o        unexpected results; and
         o        request of the United States Food and Drug Administration.

The loss or delay of a large project or contract or the loss or delay of multiple small contracts could have a material adverse effect on our business and future results of operations.

Fluctuations in our operating results may cause our stock price to fall

         Historically, our revenues have been higher in the second half of the year. These fluctuations are usually due to the level of new business authorizations in a particular quarter or year and the timing of the initiation, progress, or cancellation of significant projects. We anticipate that this will continue because of the way our clients budget their research expenditures. Our varying quarterly results may result in the drop of our common stock price if investors react to our reporting operating results less favorable than in a prior quarter.

We face a risk of liability from our disposal of medical wastes

         Our clinical trials activities involve the controlled disposal of medical wastes, which are considered hazardous materials. We believe that our safety procedures for handling and disposal of these medical wastes comply with all state and federal environmental regulations. However, we cannot completely eliminate the risk of accidental contamination or injury from these materials. If this occurs, we could be held liable for damages, face significant fines, and face the temporary or permanent shutdown of our operations.

We risk potential liability when conducting clinical trials, which if incurred could cost us large amounts of money or possibly put us out of business

         Our clinical trials involve administering drugs to humans in order to determine the effects of the drugs. By doing so, we are subject to the general risks of liability to these persons, which include:

         o adverse side effects and reactions resulting from the administration of these drugs to a clinical trial participant;
         o        improper administration of the new drug; or
         o potential professional malpractice of our employees including physicians.

         To protect ourselves, our contracts generally have indemnification agreements in which our clients agree to indemnify us in the event of adverse consequences to our participants caused by their products. We also carry liability insurance. However, if there is a damage claim not covered by insurance, the indemnification agreement is not broad enough or our client is insolvent, any resulting award against us could result in large losses to us or possibly put us out of business.

If government regulation of our business is relaxed, it could reduce the need for our services and reduce revenues

         The market for our services is based on strict government regulation of the drug development process. The general trend in the United States is for increased regulation. However, in Europe the regulatory process is more relaxed. The United States could change its regulatory structure. This could reduce our clients' needs for our services and reduce our future revenues.

If the pharmaceutical and biotechnology industries reduce their expenditures, our future revenues may be reduced

         Our business and continued expansion is dependent on the research and development expenditures of our clients. Any economic downturn or any decrease in our clients' research and development expenditures may adversely affect us by reducing our future revenues.

We are controlled by our management, which means they may stop a third party from acquiring us even if it is in the best interests of our stockholders

         After this offering, Dr. Lisa Krinsky and Mr. Arnold Hantman combined will beneficially own approximately 43.5% of our outstanding common stock. As a result, they will probably be able to exercise control over all matters requiring stockholder approval including the election of directors and approval of significant corporate transactions. Their voting control could have the effect of delaying or preventing a change of control, which might benefit our stockholders.

We may issue preferred stock without the approval of our stockholders, which could make it more difficult for a third-party to acquire us and could depress our stock price

         In the future, our board of directors may issue one or more series of preferred stock that has more than one vote per share without a vote of our stockholders. This could permit our board of directors to issue such stock to investors who support our management and give effective control of our business to our management. Additionally, issuance of this preferred stock could block an acquisition resulting in both a drop in the stock price and decline in interest in the stock, which could make it more difficult for stockholders to sell their shares. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

All of our total outstanding shares are restricted from immediate resale, but 642,475 shares may be publicly sold beginning in 90 days. This could cause the market price of our common stock to drop significantly, even if our business is doing well

         After this offering, we will have outstanding 3,589,642 shares of common stock. This includes the 1,250,000 shares we are selling in this offering, which may be resold in the public market immediately. The remaining shares may be publicly sold following expiration of agreements with the representative of our underwriters as follows:

------------------------------------------------------------ ----------------------------------------------------------
                       No. of Shares                                      May be Publicly Sold Beginning
------------------------------------------------------------ ----------------------------------------------------------
                          642,475                                    90 days from the date of this prospectus
------------------------------------------------------------ ----------------------------------------------------------
                         1,697,167                                  12 months from the date of this prospectus
------------------------------------------------------------ ----------------------------------------------------------
           23,667 shares upon exercise of options                    90 days from the date of this prospectus
------------------------------------------------------------ ----------------------------------------------------------
    497,249 shares upon exercise of options and warrants            12 months from the date of this prospectus
------------------------------------------------------------ ----------------------------------------------------------

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that address, among other things, our expectations with regard to the pharmaceutical market, the future of health care and new drug development, the continued expansion of our clinical trials facility and our ability to acquire other businesses operating within our industry. In addition to these statements, trend analyses and other information including words such as "seek," "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions are forward looking statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. We anticipate that some or all of the results may not occur because of factors which we discuss in the "Risk Factors" section of this prospectus beginning on page 8.

                                 USE OF PROCEEDS

         We estimate the net proceeds from the offering to be approximately $8,300,000, or $9,605,000 if the representative of the underwriters exercises its over-allotment option in full. These amounts are after the payment of underwriting discounts and estimated expenses of this offering. The following table represents our current best estimates of how we will use the net proceeds of this offering:

                                                                     Approximate
                                                       Net Proceeds   % of Total
                                                        ----------      ------
Acquisitions .......................................... $2,500,000      30.1 %
Repayment of line of credit ...........................    680,000      8.2 %
Repayment of past-due minority stockholders' notes ....    450,000      5.4 %
Expansion of clinic or relocation to larger facility ..  1,000,000      12.0 %
Purchase of computer hardware
and software and medical equipment ....................    350,000      4.2 %
Expansion of our marketing program
including hiring additional personnel .................    250,000      3.0 %
Opening a clinical laboratory ...........................    500,000    6.0 %
Website development ...................................     75,000      1.0 %
Working capital .......................................  2,495,000      30.1 %
                                                        ----------      -------
Total ................................................. $8,300,000      100.0 %
                                                        ==========      =======

         We may use a portion of the net proceeds to acquire additional clinical research businesses. We are not currently engaged in any negotiations but we do have an option to buy a Phase I clinical research firm for approximately $600,000. See "Business-Summary of Our Acquisition of Pharmaceutical Development Associates' Assets". We are not sure that we will make any future acquisitions and, if we do, whether we will pay cash or issue our securities. Our management will have broad discretion in how we spend these net proceeds.

         We entered into a $1,500,000 line of credit with an institutional lender on January 31, 2000 and borrowed the amount necessary to purchase the assets of Pharmaceutical Development Associates on March 29, 2000. The line of credit is payable on January 31, 2002 and bears interest of 1.75% above the lender's prime rate with a minimum interest rate of 10% per annum. We also are paying notes held by our minority stockholders, which bear 10% interest per annum. These notes are past due.

          Based upon our contemplated operations, business plan, and current economic and industry conditions, the above is our best estimate of the amount, timing, and allocation of the expenditures of the net proceeds of this offering. These estimated amounts are subject to reallocation within the listed categories or to new categories in response to a number of unanticipated events. For example, if we move to a larger facility, we may need to use an additional $200,000 for this purpose, although we do not expect to encounter this additional expense at this time. These may include changes in our business plans, new government regulations, changing industry conditions, and future revenues and expenditures.

         We believe that the net proceeds from this offering, together with anticipated revenues from operations, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least 12 months. Our belief is based on our operating plan, which in turn is based on assumptions, which may prove to be incorrect. As a result, our financial resources may not be sufficient to satisfy our capital requirements for this period. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services, respond to competitive pressures, acquire or invest in complementary or competitive businesses, or take advantage of unanticipated opportunities. If our financial resources are insufficient we may require additional financing in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net book value per share, and such new equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures.

                                 CAPITALIZATION

Our capitalization is presented on an actual basis and on an adjusted basis to give effect to:

         o        our repayment of debt in connection with the line of credit;
                  and
         o our repayment of notes payable and accrued interest to the minority shareholders; and
         o our conversion of a minority shareholders note payable into common stock; and
         o        our receipt of the net proceeds of this offering.

                                                                          (unaudited)
                                                                        March 31, 2000
                                                                    Actual     As Adjusted
                                                                  ------------------------
Accrued interest on minority shareholders notes payable           $  140,488     $     -0-
Long term debt current portion
Notes payable - minority stockholders                                309,089
Current portion of all other long-term debt                          242,368       223,249
Long term debt
Line of credit                                                       681,201
All other long-term debt                                             174,102       174,102

Total debt and accrued interest on minority shareholders notes     1,547,248       397,351

Stockholders' equity
       Preferred stock, par value $.10 per share;
       5,000,000 shares authorized, no shares issued or outstanding

       Common stock, par value $.001 per share, 20,000,000 shares authorized,
       2,335,736 shares issued and outstanding as of March 31, 2000 and
       3,589,642 shares issued and outstanding as adjusted                             2,336           3,590

       Additional paid-in capital                                                  1,576,173       9,624,105
       Deficit                                                                      (577,487)       (577,487)
Stockholders' equity                                                               1,001,022       9,050,118
Total capitalization                                                             $ 2,548,270     $ 9,447,469

          Except as otherwise stated, the outstanding shares of common stock referred to in this prospectus do not include:

         o 700,000 shares of common stock issuable under our 1999 stock option plan, of which we have granted options to purchase 582,000 shares;
         o 187,500 shares of common stock which may be issued if the representative of our underwriters exercises its over-allotment option;
         o 4,846 shares issuable upon exercise of warrants we issued to one minority stockholder, which warrants are exercisable over a three-year period commencing with the closing of this offering;
         o 255,736 shares of common stock issuable upon exercise of the warrants we issued to minority stockholders who received our convertible notes in exchange for their past due old notes. We offered these warrants to induce the note holders to forbear from collecting on past-due notes and to accept the convertible notes. On October 26, 1999, these minority stockholders converted $1,150,800 of the convertible notes into common stock at $4.50 per share. The warrants are exercisable for a twenty month period commencing with the closing of this offering; and
         o 125,000 shares issuable upon exercise of the representative's warrants.

         We will have three classes of warrants outstanding following this offering:

         o minority stockholder warrants to purchase 255,736 shares of common stock exercisable at $8.00 per share;
         o minority stockholder warrants to purchase 4,846 shares at $9.60 per share; and
         o the representative of the underwriters' warrants to purchase 125,000 shares of common stock exercisable at $9.60 per share.

                                    DILUTION

         As of March 31, 2000, the net tangible book value of our common stock was [$800], or approximately $.00 per share. The net tangible book value per share represents the amount of our tangible assets less our liabilities divided by 2,335,736, which is the number of shares of our common stock currently outstanding. The pro forma net tangible book value, as adjusted for this offering, does not reflect any change in our net book value, which may result from our operations subsequent to March 31, 2000.

         After selling the 1,250,000 shares of common stock that are offered by this prospectus at $8.00 per share, deducting the underwriters' discount and the estimated expenses of this offering, our pro forma net tangible book value would have been $8,324,203 or $2.32 per share. This change in pro forma net tangible book value represents an immediate increase in net tangible book value per share of approximately $2.32 to our present stockholders and an immediate dilution (the difference between the offering price of the shares and the pro forma net tangible book value per share after the offering) per share of approximately $5.68 to investors buying our common stock in this offering.

         The following table illustrates the dilution of one share of common stock as of March 31, 2000:

                                                                   Per Share of
                                                                   Common Stock
                                                                     --------
Initial public offering price per share                              $   8.00
     Net tangible book value per share at March 31, 2000             $   0.00
     Increase per share attributable to investors in this offering   $   2.32
                                                                     ========
Pro forma net tangible book value per share after this offering      $   2.32(1)
Dilution to public investors in this offering                        $5.68 (1)
                                                                     ========

(1) If the representative of the underwriters exercises its over-allotment option to purchase 187,500 additional shares of our common stock, this will result in an increase in the pro forma net tangible book value per share of $.23 and dilution to investors in this offering of $5.45 per share.

         The following table summarizes on a pro forma basis as of March 31, 2000 the total consideration and average purchase price paid by our present stockholders, and by the investors who purchase common stock in this offering, based on an assumed initial public offering price of $8.00 per share.

                                        Shares of Common
                                        Stock Purchased         Total Consideration   Average Price
                                      Number       Percent     Amount       Percent     Per Share
                                    -----------    -------   -----------    -------     --------
Present stockholders                  2,335,736       65.1%  $ 1,578,509       13.6%    $   0.68
Conversion of convertible note            3,906        0.1%       25,003        0.2%        6.40
New investors                         1,250,000       34.8%   10,000,000       86.2%        8.00
                                    -----------    -------   -----------    -------     --------
Total                                 3,589,642      100.0%  $11,603,512      100.0%    $   3.23
                                    ===========    =======   ===========    =======     ========

                             SELECTED FINANCIAL DATA

          We derived the selected financial data presented below from our historical financial statements and related notes included in another part of this prospectus. You should read the selected financial data together with our financial statements and the section of the prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations". Kaufman, Rossin & Co., independent certified public accountants, audited our financial statements for the years ended December 31, 1999, 1998 and 1997 and financial statements of the Phase III business we acquired for the years ended December 31, 1999 and 1998. The pro forma financial statements for 1999 and the quarter ended March 31, 2000 assume we made the acquisition of the business on January 1, 1999 and January 1, 2000, respectively. See the notes to the pro forma financial statements beginning at Page P-1 of this prospectus for information containing the adjustments made in the pro forma financial statements.

         This unaudited pro forma financial information does not purport to represent what our financial position or results of operations would actually have been if such transactions in fact occurred on those dates, or to project our financial position or results of operations for any future date or period. These unaudited financial statements should be read in conjunction with the historical financial statements of SFBC International and the business we acquired from Pharmaceutical Development Associates included in this prospectus.


Statement of Operations Data                                                SFBC International, Inc. (1)
                                                                               Year Ended December 31,
                                                                        1997            1998           1999
Net sales                                                           $ 4,261,505     $ 5,869,987    $ 8,309,143
Cost of sales                                                         2,801,192       3,838,923      5,208,231
Gross profit                                                          1,460,313       2,031,064      3,100,912
General and administrative expenses                                   1,383,356       1,323,764      1,699,021
Income from operations                                                   76,957         707,300      1,401,891
Interest expense                                                        239,707         199,584        181,143
Income (loss) before income taxes                                      (162,750)        507,716      1,220,748
Provision for income taxes                                                   --              --        620,000
Net income (loss)                                                   $  (162,750)    $   507,716    $   600,748
                                                                    ===========     ===========    ===========
Pro forma (unaudited):(1)
Income (loss) as reported before provision for
Income taxes
                                                                    $  (162,750)    $   507,716    $ 1,220,748
Provision for income taxes                                              (61,000)        191,000        470,000
                                                                    -----------     -----------    -----------
Pro forma net income (loss)                                         $  (101,750)    $   316,716    $   750,748
                                                                    ===========     ===========    ===========
Shares used in computation of pro forma net
income (loss) per share(2)                                            3,589,642       3,589,642      3,589,642
                                                                    ===========     ===========    ===========
Pro forma net income (loss) per share(2)                            $     (0.03)    $   0.09    $     0.21
                                                                    ===========     ===========    ===========

(1) The unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C corporation for the years ended December 31, 1999, 1998 and 1997.

(2) Pro Forma net income (loss) per share of common stock has been computed using the number of shares of common stock that will be outstanding immediately after the offering.

                                        Pharmaceutical Development Associates Inc.
                                                  Year Ended December 31,
                                                                       (Unaudited)
                                                                        Pro Forma
                                                                         Combined
                                                                        Year-Ended
                                                                        December 31,
                                          1998 (3)        1999 (3)        1999 (4)
Net sales                               $ 3,151,593     $ 2,200,061     $10,509,204
Cost of Sales                             2,674,533       1,995,792       7,204,203
Gross profit                                477,060         204,269       3,305,181
General and administrative expenses         482,522         625,072       2,330,424
Income (loss) from operations                (5,462)       (420,803)        974,757
Interest expense                             15,202          18,560         246,203
Income (loss) before income taxes           (20,664)       (439,363)        728,554
Provision (benefit) for income taxes             --              --         277,000
Net income (loss)                       ($   20,664)    ($  439,363)    $   451,554
                                        ===========     ===========     ===========

(3) These columns contain the results of operations of the business which was sold by Pharmaceutical Development Associates.

(4) Includes our operations and the operations of the business we acquired on March 29, 2000 as if we acquired it on January 1, 1999.

                                    SFBC International,      Pharmaceutical Development
                                  Inc. and Subsidiaries           Associates, Inc.              Pro forma Three
                                    Three Months Ended            Eighty-Nine Days            Ended Months Ended
                                         March 31,                    March 29,                     March 31,
                                           2000                         2000                        2000 (5)
Net sales                              $ 2,303,1116                 $  427,280                     $2,730,396
Cost of Sales                             1,468,858                    283,872                      1,752,430
Gross profit                                834,238                    143,708                        977,966
General and administrative expenses         534,632                    153,455                        689,670
Income (loss) from operations               299,626                     (9,747)                       288,296
Interest expense                             24,122                      4,200                         34,253
Income (loss) before income taxes           275,504                    (13,947)                       254,043
Provision (benefit) for income taxes        106,000                         --                         96,500
Net income (loss)                       $   169,504                 ($  13,947)                    $  157,543
                                        ===========                 ==========                     ==========

(5) Includes the operations of the business we acquired on March 29, 2000 as if we acquired it on January 1, 2000.

Balance Sheet Data

The following balance sheet is presented on a historical basis and on a pro forma basis, as adjusted to reflect;

         o the net proceeds from the sale of 1,250,000 shares of common stock in this offering at an assumed price of $8.00 per share after deducting underwriting discounts and estimated offering expenses;
         o        our repayment of debt in connection with the line of credit;
         o our repayment of notes payable and accrued interest to the minority shareholders; and
         o our conversion of a minority shareholders note payable into common stock.

                                                               (Unaudited)
                                                       Quarter Ended March 31, 2000
                                                       ---------------------------
                                                                     Pro Forma, as
                                                          Actual        Adjusted
                                                       ---------------------------
Cash                                                   $   561,827    $ 7,736,933
Working capital                                            709,985      8,353,787
Total assets                                             5,068,663     11,967,862
Long-term debt current portion and accrued interest        695,775        227,079
Long-term debt                                             855,303        174,102
Total liabilities                                        4,067,641      2,917,744
Total stockholders' equity                             $ 1,001,022    $ 9,050,118

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of the prospectus and which are deemed to be incorporated into this section. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of certain factors, including but not limited to, those contained in other sections of this prospectus including the section entitled "Risk Factors".

In General

         SFBC International was organized in March 1999 for the purpose of acting as a holding company. In

June 1999, we acquired South Florida Kinetics, our Phase I and II subsidiary. At the same time we merged with BioClinic Management Company, an inactive Florida corporation, controlled by Mr. Arnold Hantman, our chief executive officer. BioClinic Management, organized in 1984, operated our Phase I and II clinic until 1995. Lisa Krinsky, M.D., our president, organized South Florida Kinetics in 1995. Following the June 1999 transactions, Dr. Krinsky owned 1,014,487 shares of our common stock, Mr. Hantman owned 507,244 shares and our minority stockholders owned 558,269 shares. As a result, Dr. Krinsky and Mr. Hantman controlled SFBC International.

Results of Operations

         As permitted by accounting rules, all historical financial information for SFBC International reflects the financial statements of our Phase I and II subsidiary, South Florida Kinetics, which we acquired on June 7, 1999. The following discussion also includes the operations of the Phase III business we purchased on March 29, 2000.

         Quarters Ended March 31, 1999 and 2000. We purchased certain assets of Pharmaceutical Development Associates on March 29, 2000, which essentially coincided with the end of the fiscal quarter. The results of operations for the business acquired consisted of 89 days. Without including its revenues, our net sales for the quarter ended March 31, 2000 increased to $2,303,116 from $1,922,991, or an increase of approximately 19.7% over the first quarter of 1999. The net sales from business acquired from Pharmaceutical Development Associates were $427,280 for the first quarter of 2000.

         Our gross profit margins for the quarter ended March 31, 2000 declined 5.5% to 36.2% from the quarter ended March 31, 1999. The primary reason is attributable to a large increase in fees paid to participants due to a change in the mix of our contracts. Additionally, one large contract generated $455,000 in revenues during the quarter but also incurred higher than normal third party costs. In this case, the clinical trial involved a large number of MRIs, or magnetic resonance imagings, which required us to outsource that portion of the study to a third party. We do not believe these factors are indicative of any trends. We expect our cost of sales percentage will be lower in the second quarter. The gross profit margin of the business we acquired was 33.6% for the quarter ended March 31, 2000. Gross profit margins of the business we acquired vary from year to year depending on the mix of our contracts. Contracts requiring us to pay for work subcontracted to others generate higher gross revenues and higher costs. Although in such case gross profit margins are decreased, actual profit in terms of dollars remains substantially the same.

         Our general and administrative expenses increased by $72,060 or 15.3% during the first quarter of 2000 in comparison to the first quarter of 1999. We believe that this increase is directly attributable to our increased staff including that Dr. Gregory B. Holmes joined us in the middle of the quarter in 1999 and another executive was not employed by us at all during the first quarter of 1999. General and administrative expenses of the business we acquired were $310,084 for the quarter ended March 31, 2000.

         Our interest expense for the quarter ended March 31, 2000 was approximately 52.1% less than the first quarter of 1999 reflecting our reduced indebtedness. We did not draw on our line of credit until March 14, 2000. At the end of the quarter, we owed $681,201 on the line of credit. As of June 30, 2000, we owed $1,099,000. Depending on our current circumstances, this amount is subject to frequent fluctuation.

         Our income before income taxes for the quarter ended March 31, 2000 was $275,504, in contrast to $282,698 for the same quarter in 1999. After provision for income taxes, our net income was $169,504 for the quarter ended March 31, 2000 in contrast to $282,698 for the first quarter of 1999. The business we acquired reported a loss of $13,947 in the first quarter of 2000. As we were an S corporation until June 7, 1999, no income tax expense was recorded for the quarter ended March 31, 1999.

         Although our results of operations for the quarter ended June 30, 2000 are not finalized, we believe that the net sales of our historical business, which does not include the business we acquired, represented a record quarter and exceeded $4,000,000. Business at our Phase I and II clinic remains strong, and we anticipate that the third quarter will be greater than our third quarter in 1999. As for SFBC/Pharmaceutical Development Associates, we expect that in the third quarter our net sales will exceed $1,000,000.

         Years Ended December 31, 1998 and 1999. Without including the Phase III business we purchased, net sales for 1999 increased by $2,439,156 or approximately 41.6% over the same period for 1998. While it is difficult to pinpoint the reasons for our growth beginning in 1998, we believe it is a combination of an increase in outsourcing by other contract research organizations and a growing recognition of the high-quality services we provide to our clients. Net sales of the business we acquired decreased in 1999 to $2,200,061 from $3,151,593 in 1998, or approximately 30.2%. Its management believes the primary reason was its lack of working capital, which diverted its management's energies from operating the business. On a pro forma basis, net sales in 1999 were $10,509,204.

         Without including the results of the business we acquired, our gross profit margins for the year ended December 31, 1999 increased to 37.3% from 34.6% during the same period in 1998. We believe this increase is a direct result of the increase in revenues, as the mix of contracts was not substantially different in 1999 and 1998. Since a portion of our cost of sales is relatively fixed, as our net sales increase, our gross margins increase. For example, our rent, management and key operating personnel costs and insurance costs do not materially vary. General and administrative expenses increased by $375,257 or approximately 28.3% over 1998. The major increases came from increased facility expenses of approximately $91,000, professional fees of approximately $93,000 and payroll and payroll taxes of approximately $114,000. The gross profit margins for the business we acquired decreased in 1999 to 9.3% from 15.1% the prior year. This is primarily due to an increase in contracts in 1999 with a higher amount of direct costs. At the same time, the general and administrative expenses of the business we acquired increased, in large part due to diversion of its management's resources from generating sales to seeking working capital due to under capitalization of the business.

         Our interest expense decreased by approximately 9.2% during 1999. Our total indebtedness declined by approximately $324,000 in late May 1999 when our Phase I and II subsidiary restructured its indebtedness and again in October 1999 when most of our convertible notes converted into common stock. We will reduce interest expense upon the closing of this offering when we repay the balance of our debt, including the debt we incurred to purchase the Phase III business.

         Without including the operations of the business we acquired, our income before income taxes for 1999 was $1,220,748, in contrast to $507,716 for 1998. In 1999, we recorded $620,000 in income tax liability (or over 50%) while in 1998 we did not have any provision for income taxes because we elected to be taxed under Subchapter S of the Internal Revenue Code through June 6, 1999. See note 1 to our financial statements for the years ended December 31, 1998 and 1999 contained in this prospectus beginning at page F-1. Going forward, we expect our effective income tax rate to be 38%, assuming continued profitability. This is illustrated in the pro forma consolidated statements of income contained in our financial statements elsewhere in this prospectus. Our 1999 improved performance reflects the continued growth in our business.

     The business we acquired lost $420,803 from operations in 1999, which represented a sharp increase over its 1998 loss from operations of $5,462. Its interest expense was not material either year. On a combined basis, our pro forma net income was $728,554 before taxes and $451,554 after taxes in 1999.

Liquidity and Capital Resources

         In 1995 and 1996, our subsidiary, South Florida Kinetics, financed its operations with borrowings from its former stockholders. As a result of our June 1999 acquisition of South Florida Kinetics, our balance sheet at December 31, 1999 includes $309,089 owed to South Florida Kinetics former stockholders who are now our minority stockholders. In August 1999, most of our minority stockholders agreed to accept $1,175,899 of our three-year convertible notes in exchange for their old notes. Except for approximately $25,000 not converted, these convertible notes converted into shares of our common stock at $4.50 per share in October 1999. We also issued warrants to the note holders who converted entitling them to purchase 255,736 shares of common stock. The warrants are exercisable at $8.00 per share for a twenty-month period beginning upon the closing of this offering.

        Not including the business we acquired, net cash provided by operating activities was $547,837 for the year ended December 31, 1999 and $46,536 for the year ended December 31, 1998. The primary reason for improved cash flow from operations is the substantial increase in income from operations. Despite South Florida Kinetics net income in 1998, cash flows from operations were significantly less because of a substantial increase in accounts receivable arising in the second half of the year when operations became profitable. For the quarter ended March 31, 2000, net cash provided by operating activities was $210,098 in contrast to $270,469 in the first quarter of 1999. The decrease is primarily due to the income taxes paid during the quarter ended March 31, 2000.

        As a result of its 1999 loss, the business we recently purchased used $137,484 in cash from operating activities in 1999. Its primary components consisted of a loss for the year of $439,363, $145,563 in increased accounts payable and $129,333 in depreciation and amortization resulting primarily from its former parent's acquisition of it in 1997, which it was required to recognize in its financial statements. For the first quarter of 2000, the business we acquired generated $212,484 of cash from operating activities, primarily as the result of a substantial increase in advanced billings, or deposits from clients on new contracts, from December 31, 1999.

         Not including the business we recently purchased, net cash used in financing activities was $258,627 for the year ended December 31, 1999 and $7,145 for 1998. Net cash used in financing activities came from deferred costs of this offering in 1999 and previously almost exclusively from payments of principal on South Florida Kinetics' debt. The Phase III business we acquired used $21,964 in financing activities in 1999 and $8,564 in 1998. These funds were used to make capital lease payments.

        Not including the business we acquired, for the quarter ended March 31, 2000, net cash provided by financing activities was $355,057. In the first quarter of 1999, we used $20,664 of cash in financing activities. The major item in the current quarter consisted of our use of our new line of credit and our use of our cash resources to repay debt we incurred in May 1999. The business we acquired used $2,777 in financing activities in the first quarter.

         Without our new acquisition, we used net cash in investing activities of $56,676 for the year ended December 31, 1999 and $118,410 for 1998. We used this cash to purchase property and equipment and also in

1998 to advance $92,965 to our principal stockholder, Lisa Krinsky, M.D. She has agreed to repay this loan in August 2002 with annual interest payments of 6%. In 1999, the business we acquired provided $34,430 from investing activities, primarily as the result of advances from its former parent and affiliates. During the first quarter of 2000, our historical business used $291,613 in investing activities, primarily as the result of our using existing cash to make the acquisition. Primarily because of advances to its parent and affiliates during the first quarter of 2000, net cash used in investing activities for the business we acquired was $130,781.

         On January 31, 2000, we entered into a revolving line of credit with a commercial lender which permits us to borrow up to $1,500,000 based upon the amount of our accounts receivable and meeting other financial covenants. Our agreement is for a two-year term. In addition to agreed upon loan fees, we pay the lender an annual rate of interest equal to 1 3/4 % over the prime rate, subject to a minimum interest rate of 10% per annum. In order to secure payment on the line of credit, we have granted the lender a first lien on all of our assets. We initially used $308,500 to repay acquisition debt. Mr. Arnold Hantman, our chief executive officer, guaranteed this debt. The remaining $191,500 owed to Mr. Hantman directly is being repaid in monthly installments of $20,000. As of June 30, 2000, we owed $154,000 to Mr. Hantman. We also used $450,000 of the line of credit to acquire the assets of Pharmaceutical Development Associates as of March 29, 2000. As of June 30, 2000, we owed $1,099,000 on this line of credit.

          To date, we have spent $950,000 as required by our acquisition agreement with the seller of the assets of Pharmaceutical Development Associates. We spent this sum as follows:

         o        $272,000 down payment;
         o        $178,000 paid into escrow;
         o $200,000 loaned to an affiliate of the seller payable in March 2001; and
         o        $300,000 of working capital for our new Phase III subsidiary.

          Based upon the closing date balance sheet of the business we purchased, we believe we are entitled to approximately $150,000 from the amount in escrow representing an adjustment to the purchase price. At this time, we do not know if the seller agrees with this computation.

         In addition to the cash we paid to acquire the assets of Pharmaceutical Development Associates, we also issued a $150,000 secured note due in March 2002. We agreed to possibly pay the seller additional sums of up to $1,200,000 based upon the future earnings of our new Phase III subsidiary. If the future earnings tests are met, these sums will be payable annually beginning in July 2001 over a period of up to three years. Finally, we agreed to pay the seller 5% of the amount, if any, by which the revenues of our new Phase III subsidiary from one large client exceed a total of $2,600,000 for 2000 and 2001. This sum will be payable, if at all, in June 2002.

                                    BUSINESS

In General

         We are a contract research organization which conducts clinical trials and provides related services to pharmaceutical companies, biotechnology companies, and other contract research organizations. We have conducted operations for over 16 years. We have focused upon the development and maintenance of our database of special populations of participants for clinical trials and believe we are one of the leading United

States companies in recruiting participants for special populations in clinical trials. We believe that this is particularly important since medications require extensive testing in many special populations.

         On March 29, 2000, we expanded our operations with the acquisition of the assets of Pharmaceutical Development Associates, a leading contract research organization focused on managing Phase III clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

Our History and Structure

         We are a Delaware corporation organized in March 1999. Our predecessor, Bio Clinic Management Company, a Florida corporation, was incorporated in 1984. Our Phase I and II subsidiary, South Florida Kinetics, Inc. was organized in 1995. On March 29, 2000, we acquired the assets of Pharmaceutical Development Associates, a contract research organization focused on managing Phase III clinical trials at multiple sites.

The Drug Development Process

         Pharmaceutical and certain other therapeutic products are generally developed by pharmaceutical and biotechnology companies and are required to undergo significant clinical experimentation and clinical testing prior to their marketing or introduction to the general public. Clinical testing, known as clinical trials, is either conducted internally by pharmaceutical or biotechnology companies or is conducted on behalf of these companies by contract research organizations. We are a contract research organization. When clinical trials are outsourced, clients pay the contract research organization for conducting the clinical trial, as well as for other related services.

         The process of conducting clinical trials is highly regulated by the United States Food & Drug Administration known as the FDA, as well as by other governmental and professional bodies. Below we describe the principal framework in which clinical trials are conducted. We also describe a number of the parties involved in these trials.

         Protocols. Before starting human clinical trials, a drug's sponsor must submit an investigational new drug application to the FDA. The application contains what is known in the industry as a protocol. A protocol is the blueprint for each drug study. The protocol tells us:

         o        who we must recruit as qualified participants;
         o        how often to administer the drug;
         o        what dosage of the drug to give to the participants; and
         o        what tests to perform on the participants.

         Institutional Review Board. An institutional review board is an independent committee of professionals and layperson, which reviews clinical research trials involving human beings. The institutional review board does not report to the FDA, and the FDA does not appoint its members. It is required to adhere to guidelines issued by the FDA and the FDA audits its records.

          An institutional review board must approve all clinical trials. The institutional review board's role is to protect the rights of the participants in the clinical trials. It approves the protocols to be used, the advertisements which the company or contract research organization conducting the trial proposes to use to recruit participants, and the form of consent which the participants will be required to sign prior to their

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

participation in the clinical trials. We can use any institutional review board we choose. However, when our clients request us to use a specific institutional review board, we follow their suggestions.

         Clinical Trials. The government sets very specific requirements, which must be followed in order to market a new drug or medical product in the United States. Drugs and medical products generally require approval by the FDA before marketing to the public.

         Human clinical trials or testing of a potential product are generally done in three, and sometimes four stages known as Phase I through Phase IV testing. The names of the phases are derived from the regulations of the FDA. Generally, there are multiple trials conducted in each phase.

         Phase I. Phase I trials involve testing a drug or product on a limited number of healthy participants, typically 24 to 100 people at a time. Phase I trials determine a drug's basic safety and how the drug is absorbed by, and eliminated from, the body. This phase lasts an average of six months to a year. In the case of Phase I trials conducted by us, we give our participants free medical examinations which may include physical exams, blood and urine tests, electrocardiograms, and bone scans. For women, we often give them pap smears and mammograms. We pay our participants a fee for participating in our clinical trials. We provide them free room and board in our Phase I and II subsidiary's clinic as necessary.

         Phase II. Phase II trials involve testing up to 200 participants at a time who may suffer from the targeted disease or condition. Phase II testing typically lasts an average of one to two years. In Phase II, the drug is tested to determine its safety and effectiveness for treating a specific illness or condition. Phase II testing also involves determining acceptable dosage levels of the drug. In the case of Phase II trials conducted by us, we usually select participants who have the disease or condition for which the drug may help. If Phase II tests show that a new drug has an acceptable range of safety risks and probable effectiveness, a company will move on to Phase III testing.

         Phase III. Phase III trials involve testing large numbers of participants, typically several hundred to several thousand persons. The purpose is to verify effectiveness and long-term safety on a large scale. These trials generally last two to three years. Phase III trials are conducted at multiple locations or sites. Like the other phases, Phase III requires the site to keep detailed records of data collected and procedures performed. Both of our subsidiaries are involved in Phase III trials. South Florida Kinetics has conducted them using its medical staff on a limited basis from its Miami, Florida clinic. SFBC/Pharmaceutical Development Associates manages Phase III studies conducted by physicians at multiple sites throughout the United States and sometimes overseas.

         New Drug Approval. Following the completion of Phase III trials, assuming the sponsor of a potential product in the United States believes it has sufficient information to support the safety and effectiveness of its product, it submits an application to the FDA requesting that the product be approved for marketing. The application is a comprehensive, multi-volume filing that includes the results of all clinical studies, information about the drug's composition, and the sponsor's plans for producing, packaging and labeling the product. The FDA's review of an application can take a few months to many years, with the average review lasting 18 months. Once approved, drugs and other products may be marketed in the United States, subject to any conditions imposed by the FDA.

         Phase IV. The FDA may require that the sponsor conduct additional clinical trials following new drug approval and after the drug is available for sale. The purpose of these trials, known as Phase IV trials, is to monitor long-term risks and benefits, study different dosage levels or evaluate safety and effectiveness. In recent years, the FDA has increased its reliance on these trials. Phase IV trials usually involve thousands of persons who are paid to participate in the trials; at the same time members of the public can purchase the drug apart from the Phase IV study. Phase IV trials also may be initiated by the company sponsoring the new drug to gain broader market value for an approved drug. For example, large-scale trials may also be used to prove effectiveness and safety of new forms of drug delivery for approved drugs. Examples may be using an inhalation spray versus taking tablets or a sustained-release form of medication versus capsules taken multiple times per day.

Contract Research Industry

         There is a growing market for contract research organizations in part because the drug development process is characterized in general by high costs and long development cycles. As a result, pharmaceutical and biotechnology companies are increasingly relying on outsourcing to contract research organizations. For a fixed fee budgeted in advance, these companies can contract for required services, thereby reducing their financial uncertainties and the number of full-time highly specialized clinical personnel they must employ. Further, as certain contract research organizations have increasingly focused upon the development of special participant populations, these firms are able to more efficiently and more rapidly screen potential participants who are the subjects for the clinical trials.

         As a result of the these efficiencies, pharmaceutical and biotechnology companies, as well as contract research organizations with general, rather than specialized, expertise, are increasingly turning to contract research organizations, such as us, that have such expertise.

         As a result of the multiple steps and complexities involved in the drug development process described above, many companies have outsourced different aspects of the process to a variety of vendors. This has resulted in a fragmented market that often requires the pharmaceutical or biotechnology company to contract with a number of different organizations providing differing, and at times duplicative, services. We believe that few of the existing contract research organizations provide the range of services required to assist their pharmaceutical or biotechnology clients in a coordinated fashion through the drug development process. Accordingly, we believe that these companies are increasingly searching for contract research organizations that not only have expertise in identifying and recruiting special clinical trial participant populations and, therefore, reduce the time and expense associated with the drug development process, but that also offer additional services, such as protocol design, data management, report writing, institutional review board services, and electronic data transfering.

          We operate in a market segment that has seen steady growth over the last five years as pharmaceutical companies research and development budgets have almost doubled. Accordingly to a September 1999 article, the market for all contract research organizations is expected to be $5.5 billion this year. We operate in a niche part of this market. Further, industry sources have reported that pharmaceutical companies increased their utilization of contract research organizations from 28% in 1993 to 60% in 1997.

Summary of Our Acquisition of the Assets of Pharmaceutical Development
Associates

         Under the terms of our agreement with the seller, we purchased substantially all of the assets of

Pharmaceutical Development Associates for $600,000 subject to adjustment and possible additional sums, depending upon the future profitability of our new subsidiary and the increase in sales from one of its large customers. We also assumed liabilities of the seller, but did not assume the seller's indebtedness or employee liability. However, because all of the assets of the seller have been pledged to secure its indebtedness, all of the payments described below have and will be made to the creditors of the seller, with the exception of the escrow payment.

         The Purchase Price.  The $600,000 consists of:

         o        $272,000 in cash;
         o        $178,000 paid into escrow; and
         o        A $150,000 secured note, which is due in March 2002.

         We expect to receive approximately $150,000 being held in escrow representing the amount by which the operating liabilities exceeded the operating assets. The seller will receive the balance. We do not know if the seller will accept or challenge the closing date balance sheet.

         We also contributed $300,000 in working capital to SFBC/Pharmaceutical Development Associates. We may not repay this sum to ourselves for up to three years. Additionally, until that time we may only pay to ourselves one-half of the after-tax income of our new Phase III subsidiary; the balance must be retained by the subsidiary.

         The Possible Additional Purchase Price. Depending upon the net income of our new Phase III subsidiary, we may pay the seller additional money for the assets we purchased. This additional sum cannot exceed $600,000 for the 12-month period beginning April 1, 2000 and a total of $1,200,000 for the three-year period beginning April 1, 2000. If the agreed upon future earnings tests are met, these payments are due in July of each year beginning in 2001. Until April 1, 2003, we agreed to charge our new Phase III subsidiary only $12,000 per year for management services and to limit its share of annual auditing expenses to $20,000.

         Additionally, if the net revenues of our new Phase III subsidiary from one large client exceed a total of approximately $ 2,600,000 in 2000 and 2001 combined, we will pay the seller 5% of the excess amount. The payment, if any, will be due in April 1, 2002. Because of this possible additional consideration, we have also agreed that ophthalmology, dermatology and generic bioequivalence trials, which require the management of multiple sites, will only be conducted through our new Phase III subsidiary and not through South Florida Kinetics until January 1, 2003.

         The Marketing Agreement. As a condition of our purchase of the assets, our Phase III subsidiary entered into a marketing agreement with LeeCoast Research Centers, Inc. under which SFBC/Pharmaceutical Development Associates is required to market clinical trials for specific clients, including those of generic drugs for Lee Coast Research. Under the marketing agreement, SFBC/Pharmaceutical Development Associates will receive commissions from LeeCoast Research. Although our Phase I and II subsidiary, South Florida Kinetics, conducts similar clinical trials, it is free to compete for these studies because it, unlike our Phase III subsidiary, is not bound by this marketing agreement. The agreement expires on or before March 31, 2003. Either party may cancel the agreement on 180 days notice, and we may cancel the agreement on 30 days notice if LeeCoast Research management or a competitor of ours buys LeeCoast Research.

         LeeCoast Research operates a Phase I clinical trials facility in Fort Myers, Florida that specializes in clinical trials of generic drugs. LeeCoast Research is owned by the company, which sold us the assets of Pharmaceutical Development Associates.

         Option to Purchase LeeCoast Research. We also acquired an option to purchase the assets and assume the liabilities of LeeCoast Research. The essential terms are:

         o The purchase price is $600,000, plus the amount by which LeeCoast Research's operating assets exceed its operating liabilities. If the liabilities exceed the assets, we will get a credit.
         o The option is exercisable over a twelve-month period beginning the earlier of 30 days from the date of the closing of the offering or September 29, 2000.
         o If we exercise the option, we must pay LeeCoast Research one-half of the exercise price at closing and issue it a 24 month 8% note for the balance, payable monthly.
         o In order to assist us in determining whether to exercise the option, LeeCoast Research is required to send us monthly financial reports and permit us to review its books and records.
         o Pending our exercise of the option, LeeCoast Research is free to look for another buyer, subject to our right to match any offer from a third party.

         Other Agreements. Pending exercise of our option to purchase LeeCoast Research, we lent $200,000 to it secured by a first lien on its accounts receivables. LeeCoast Research issued us its 8% secured note due in March 2001. If we are not paid, we may credit the unpaid balance against the contingent purchase price due the seller based upon our Phase III subsidiary's future earnings.

         As a condition of our purchase of the assets, we entered into a long-term employment agreement with Mr. D. Scott Davis who was the president of the seller. See "Management - Management Compensation" at page 36 of this prospectus for a summary of our agreement with Mr. Davis.

         Our new Phase III subsidiary entered into an exclusive a two-year consulting agreement with a former employee of the seller who is engaged brokering clinical trial studies. The consultant's duties relate to obtaining new contracts for our Phase III subsidiary, South Florida Kinetics and Lee Coast Research.

         Our new Phase III business has recently expanded overseas by obtaining contracts to manage studies which it intends to place in Mexico and South Africa.

         Options to Deliver our Common Stock - Registration Rights. If our new Phase III subsidiary meets its earnings targets and we are required to pay additional consideration as described above, we have the option to use shares of our common stock, valued at then current fair market value, rather than cash. If we exercise our option to purchase LeeCoast Research, the seller has the option to receive shares of our common stock, valued at then current fair market value, rather than cash.

         In either event, if we issue our common stock we are required to register the common stock at our expense each time we deliver it. Pending each registration of our common stock, we are required to place in escrow an amount of cash equal to the fair market value of our common stock. The recipients of our common stock will have the option to cancel the shares and take cash if the price is below the price at the time of issuance.

Our Strategies

         Our objective is to become the provider of choice of turnkey contract research and related services and to acquire complementary businesses. Our strategy to achieve this objective includes the following key elements:

         Continue building our proprietary database of special participant populations. As we believe that a key determinant of the efficiency of the services provided by contract research organizations is the ability to staff the trial with individuals satisfying the trial's protocol, we intend to continue to focus a substantial portion of our efforts upon the development and expansion of our proprietary database of special population participants. "Special population" refers to the need of our clients in Phase I and II clinical trials to test drugs on participants who have the specific conditions specified in the protocol. The special population and therapeutic areas in which we specialize in generally are:

             o        cardiac                         o        diabetics
             o        geriatrics                      o        kidney disease
             o        pediatrics                      o        liver diseases
             o        post-menopausal females         o        HIV positive

We intend to expand our proprietary database by continuing to network with our existing participants, increasing our presence with support groups and establishing relationships with additional doctors.

Continue expanding the range of services offered to our clients through acquisitions and strategic alliances. We intend to supplement our internal growth through the expansion of our geographic presence throughout the United States by acquiring or creating strategic alliances with other clinical research organizations and increasing our clinical research capabilities. Until our recent acquisition of our Phase III subsidiary, we have conducted some Phase III and IV clinical trials primarily at our facility. With regard to private medical practices that specialize in Phase III and IV testing, we intend to acquire only the clinical research portion of a practice, which is not involved in routine ill patient treatment, rather than the medical care portion of the practice.

         We are also planning to start or acquire an onsite clinical laboratory as we currently rely on outside clinical laboratories to test our participants' blood and urine. During the year ending December 31, 2000, we expect to pay over $600,000 to outside clinical laboratories. We believe the ability to provide these services will increase the efficiency of our services to our clients, as well as increase our gross margins. As the laboratory will also provide services for Phase III and IV trials, we believe it will be a source of additional revenues, and will assist us in expanding our Phase III and IV business by fostering relationships with doctors who conduct Phase III and IV trials, but do not want the paperwork burdens. We estimate the cost of starting a clinical laboratory to be $500,000.

         Continue recruiting and training our employees. We believe that our employees have been, and will continue to be a key to our success. Many of our employees have been working for us for more than 10 years. We maintain an in-house training program, and we regularly schedule in-house programs featuring outside instructors to upgrade our employees' clinical and technical skills. We continue our efforts in maintaining the employee satisfaction that in the past has kept our employee turnover rate low. The satisfaction of our employees is a resource we believe we can draw on to find and hire additional qualified employees.

Clients

         The mix of our clients and revenues generated from individual clients varies from year to year. On a long-term basis, we are not dependent on any one or several customers. Although each year we have some clients who make up a large percentage of our revenue, the identity of these clients may differ each year. We believe that this changing mix of client concentration in the contract research organization industry is common and expect it to continue. The loss of any client could have a material adverse effect on our business and future of operations.

         After combining our revenues with those of the Phase III business we recently acquired, three clients each accounted for more than 10% of our revenues in 1998 and 1999. Only one of these companies was a 10% customer in both 1998 and 1999. In 1997, which does not include the results of the Phase III business we recently acquired, three clients accounted for approximately 52% of our revenues.

         This change from year-to-year is best illustrated by the following table with an "x" meaning that a client accounted for 10% of the revenues. We have not identified these clients for competitive reasons.

     Year                 Client A             Client B               Client C
     1997                     x                                          x
     1998                     x                   x
     1999                                         x                      x

         We also perform clinical trial services for leading contract research organizations. From 1999 through 2000, we have performed clinical trials on a subcontract basis for Quintiles Transnational, PPD, Inc. and Phoenix International.

Business Development and Marketing

         Dr. Lisa Krinsky, Dr. Gregory B. Holmes and Mr. D. Scott Davis head our marketing team. They rely upon their extensive experience and the relationships they have developed to attract new contracts. We will continue to build our name recognition within the pharmaceutical and biotechnology industries as a provider of high quality services through the use of direct mail, presence at professional trade shows and display advertisements in generally accepted pharmacology magazines. Our marketing staff maintains a regular schedule of personal visits to our existing customers and new contacts.

         We have begun implementing this strategy. Dr. Holmes, our executive vice president of clinical operations, acted as chairperson for In/Sites(TM) 2000, the 6th annual national forum sponsored by the Institute for Institutional Research, Pharmaceutical Division in January 2000. In/Sites(TM)2000, a three-day professional forum, featured presentations and case studies from many of the largest pharmaceutical and biotechnology companies and other participants in the clinical research process. Additionally, in April 2000, Dr. Holmes was one of the workshop instructors of Partnerships 2000: The Ninth Annual Partnerships with CROs & Other Outsourcing Providers, a three day trade show featuring representatives from major pharmaceutical and biotechnology companies, contract research organizations and others. This conference was also sponsored by the Institute for International Research. As part of our acquisition of the assets of Pharmaceutical Development Associates, it entered into the long-term consulting agreement providing for marketing services as described above.

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

Our Competitors

         The clinical research industry is highly fragmented and is comprised of a number of large, full-service contract clinical research organizations and many small contract clinical research organizations and limited service providers. Our major competitors in this industry include the research departments of pharmaceutical and biotechnology companies and other contract research organizations. We compete in this market on the basis of our ability to provide high quality personalized service and our ability to rapidly fill a client's need for particular types of clinical trial participants, thereby allowing our clients to complete the research necessary in Phases I and II to quickly move on to further development of a new drug. Our new Phase III subsidiary concentrates its clinical trials management services on the limited niche areas of ophthalmology, dermatology and generic drugs.

         However, many of our competitors are substantially larger and have substantially greater financial, human, and other resources than we do. Once that decision to outsource research is made, not only do we compete with other private companies, but to a lesser extent in Phase III studies we also compete with universities and teaching hospitals. Generally, contract research organizations principally compete on the basis of following factors:

         o their ability to recruit doctors and special population participants for clinical trials,
         o        experience,
         o medical and scientific expertise in specific therapeutic areas in which clients are interested,
         o        the quality of their clinical research,
         o        the range of services they provide,
         o        their ability to organize and manage large-scale trials,
         o their ability to manage large and complex medical databases, and
         o        their financial stability.

         Our principal competitors include Quintiles Transnational, Covance, PPD, Inc., and Phoenix International. The general trend toward contract research organization consolidation has resulted in increased competition for clients. Consolidation within the pharmaceutical and biotechnology industries as well as the trend by the pharmaceutical and biotechnology industries to limit outsourcing to fewer rather than more contract research organizations has also heightened competition for contracts from that industry.

Potential Liability and Insurance

         Clinical research involves the testing of new drugs and other products on humans according to guidelines set by our clients and approved by the FDA. This testing can expose us to the risk of liability for personal injury or death to our participants resulting from many things, including unforeseen adverse side effects or failure to follow the guidelines we are given. In addition to our doctors who supervise our clinical trials, we also contract with outside doctors to provide medical services. For this reason we also face potential liability for a doctor's malpractice. We attempt to reduce these risks by requiring our clients to indemnify us for any product liability we might incur while performing services for those clients. These indemnification provisions are subject to negotiation with our clients and often vary. Generally, our contracts do not protect us if we are negligent or if the doctor is negligent. Most of our clients are large, well-capitalized companies but there is always a risk that a client may not have the financial ability to fulfill its obligation to indemnify us.

         We also maintain liability insurance to further protect us and staff doctors against these risks. Additional insurance beyond our current coverage might not be available to us on commercially reasonable terms or at all. All clinical trial participants sign an informed consent form approved by an institutional review board. As required by the FDA, we explain the risks of a trial to our participants. We believe the informed consents reduce our risk of liability.

         Our business, prospects, financial condition, and results of operations could be materially and adversely affected if we were required to pay damages or defense costs in connection with a claim that is beyond the scope of an indemnification provision or level of insurance, where our client does not fulfill its indemnification obligation or for negligence and malpractice that is not covered by insurance.

Government Regulation

         Once we begin a clinical trial, all phases are governed by extensive FDA regulations. Our clients are responsible for selecting qualified contract research organizations, providing those sites with protocols and any other necessary information, monitoring the testing, and reporting any changes or modification of the clinical trials to the FDA and reporting any serious and unexpected adverse reaction to the new drug to the FDA. When we perform any of these functions on behalf of our clients, we must comply with these requirements.

         The purpose of the FDA regulations is to assure that the products are safe and effective before they are offered for sale to the public. Our services are subject to various regulatory requirements designed to ensure the quality and integrity of the testing process. The industry standard for conducting clinical research and development studies is contained in regulations established for good clinical practice. As a practical matter, the FDA requires the test results submitted to it are based on studies that are conducted according to these regulations. The regulations cover subject matters including the following:

         o complying with regulations governing the selection of qualified doctors;
         o        obtaining specific written commitments from the doctors;
         o        verifying that informed consent is obtained from participants;
         o        monitoring the validity and accuracy of data;
         o verifying that we account for the drugs provided to us by our clients; and
         o        instructing doctors to maintain records and reports.

Failure to comply with these regulations can result in the entire disqualification of all data collected during the clinical trials. We are subject to regulatory action for failure to comply with these rules.

         Additionally, because as a matter of course we frequently deal with what is referred to as contaminated or hazardous medical waste material, we must properly comply with environmental regulations maintained by the federal, state, and county governments regarding disposal of these waste materials. As is standard in the industry, we contract with an outside licensed company to handle this waste disposal and rely on their compliance with the rules for proper disposal.

         Because we use narcotic drugs and other controlled substances in some of our clinical trials, we are required to have a license from the United States Drug Enforcement Administration. We must also use special care and security procedures to safeguard and account for all controlled substances. We believe we have an outstanding record of regulatory compliance relating to our clinical trials. We also believe we are in material compliance with all other federal, state, and local regulations.

         The federal and state governments have recently undertaken efforts to control growing health care costs through legislation, regulation, and voluntary agreements with medical care providers and pharmaceutical, biotechnology, and medical device companies. The intent of recent comprehensive health care reform proposals introduced in the United States Congress was to generally expand health care coverage for the uninsured and reduce the growth of total health care costs. Although none of these proposals have been adopted, it is highly likely that the United States Congress will again address health care reform. The result of such potential reform would increase cost containment pressures, which in turn could reduce research and development expenditures by pharmaceutical and biotechnology companies. This could decrease our business opportunities. We are unable to predict whether or when this type of legislation will be enacted into law, or what affect this reform might have on our future business.

Our Employees

         We currently have approximately 67 full-time employees, four of which are executive officers. We also have approximately 39 persons we employ on an as-needed basis. Our Phase I and II subsidiary employs an on-site medical director, an associate medical director, a nurse practitioner, a certified dietician, and other healthcare professionals. All of our employees are required to complete a formal in-house training program, which includes an orientation and review of our standard operating procedure manual. In the case of our Phase I and II clinical personnel, our employees training also includes CPR, seminars in updated and new medical techniques and information, and regular performance reviews.

         None of our employees are represented by a union or other collective bargaining organization. We consider our relationships with our employees and independent contractors to be satisfactory and have historically experienced low employee turnover.

Our Facility

         Our Phase I and II subsidiary operates a 250 bed inpatient/outpatient facility in Miami, Florida. We lease approximately 30,000 square feet at this location on a month-to-month basis for our executive offices and the South Florida Kinetics' clinic. The metropolitan Miami region provides us with access to over 5,000,000 people from which we can recruit our testing participants.

         We are currently exploring various options, which will provide us with additional space for the South Florida Kinetics' clinic. These options include the lease or purchase of property elsewhere in the greater Miami area, leasing additional space at our current location, or purchasing the building. Our current landlord has agreed to give us 12 months notice before we must vacate the premises. Because of the size of the greater Miami area, we believe we could obtain suitable space if we are required to move if our current lease terminates.

         Our Phase I and II clinic is required to utilize extensive equipment and impose extensive controls upon our test subjects in order to conduct our operations properly. Our medical technology and equipment includes cardiac telemetry, computerized electrocardiograms, holter monitors, intravenous infusion pumps, exercise treadmills, ambulatory blood pressure monitors, and synchronized digital clocks. Meals for our participants are prepared on-site under the supervision of a certified dietician. Our food service system allows us to offer special diets when required by the guidelines set by our clients and also to perform food effects studies. Throughout our clinic, security is maintained by the use of a limited access magnetic card system.

         Our new Phase III subsidiary leases 3,988 square feet located in Charlotte, North Carolina on a month-to-month basis. We expect that we will be signing a lease for this premises, as well as additional space at the same location, in the near future. In the event our subsidiary is required to move, it believes it can obtain a new lease without a material increase in rent and related costs.

Legal Proceedings

     We are not a party to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth certain information concerning our directors and executive officers.

Name                       Age    Position(s)
----                       ---    -----------
Lisa Krinsky, M.D.         36     President, chief operating officer, secretary,
                                  and chairman of the board of directors
Arnold Hantman, C.P.A.     64     Chief executive officer, chief financial and
                                  chief accounting officer, treasurer and
                                  director
Dr. Gregory B. Holmes      43     Executive vice president of clinical
                                  operations
D. Scott Davis             52     President of SFBC/Pharmaceutical Development
                                  Associates
Jack Levine, C.P.A.        48     Director
Dr. Leonard I. Weinstein   54     Director

         Lisa Krinsky, M.D. founded South Florida Kinetics in 1995. Since that time, Dr. Krinsky has been its president and chief executive officer, secretary, treasurer and chairman of its board of directors. Since June 1999, Dr. Krinsky has been our president and chief operating officer, secretary and chairman of our board of directors. Dr. Krinsky is a director of our new Phase III subsidiary. Prior to 1995, she worked in various research positions with Baxter HealthCare Corporation and us. Dr. Krinsky has 14 years of experience in research and development of new pharmaceutical products. Dr. Krinsky's accomplishments include developing and implementing new services, strategic planning, increasing revenues, and establishing a solid relationship of confidence and respect with our growing client base. Dr. Krinsky has overseen approximately 300 clinical trials at our Phase I and II subsidiary.

         Arnold Hantman, C.P.A. is one of our founders. Mr. Hantman has been our chief executive officer since 1993 and has been a director since 1984. He became our chief financial and accounting officer in June 1999. Previously, he served as a member of the board of directors of Amerifirst Bank, Miami, Florida. Mr. Hantman received a Bachelor of Business Administration degree from City College of New York in accounting and a Juris Doctor degree from the University of Miami School of Law. Mr. Hantman is a licensed attorney in Florida and a life member of the American and Florida Institutes of Certified Public Accountants. His license as a certified public accountant in the State of Florida is inactive.

         Dr. Gregory B. Holmes became executive vice president of clinical operations of South Florida Kinetics in February 1999 and SFBC International in June 1999. From January 1997 through February 1999, Dr. Holmes was president of clinical research for Phoenix International Life Sciences in Cincinnati, Ohio. From May 1988 to January 1997, Pharmaco International in Austin, Texas, employed Dr. Holmes. While employed by Pharmaco, he held various vice president offices listed below:

         August - October 1994          vice president of strategic planning
         October 1994 - May 1995        vice president of clinical research,
                                        bioanalytic laboratories and
                                        toxicology services
         June 1995 - January 1997       vice president of international business

Phoenix International, the parent of Phoenix International Life Sciences, and Pharmaco, now known as PPD, Inc., are two of our leading competitors. Dr. Holmes received a Doctorate in Pharmacy from the University of Minnesota College of Pharmacy and is board certified in pharmacology.

         Jack Levine, C.P.A. joined our board of directors in August 1999. Mr. Levine is a certified public accountant in the State of Florida and president of Jack Levine, P.A., a certified public accounting firm located in North Miami Beach, Florida, where he has been employed since 1984. Mr. Levine's firm performs accounting services for us. We believe the fees we are paying it are competitive with what we would pay unaffiliated accountants. Most of his firm's accounting practice consists of representing health care corporations, managed care companies and large physician groups. From March 1996 through November 1998, Mr. Levine was a director of Bankers Savings Bank of Coral Gables, Florida when it was acquired by Republic Bank, Inc. Mr. Levine is a member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants and New York Society of Certified Public Accountants.

         Dr. Leonard I. Weinstein has been a director of our company since June 1999 and of South Florida Kinetics since May 1995. Dr. Weinstein specializes in providing consulting and mergers and acquisition services to the health care industry including physicians. Since June 1994, he has been president of Tropical Medical Services, Inc. Dr. Weinstein received a doctorate of public administration in health care administration from Nova Southeastern University.

         D. Scott Davis became president of our new Phase III subsidiary, SFBC/Pharmaceutical Development Associates, in March 2000 when we acquired the assets of Pharmaceutical Development Associates. From April 1988 through March 2000, Mr. Davis served as president of Pharmaceutical Development Associates. Mr. Davis received a Bachelor of Science degree in psychology and completed all course work and qualifying examinations for his masters degree in microbiology from East Tennessee State University.

Key Employees

         Mr. Robert P. Grandy is vice president of clinical research for South Florida Kinetics where he performs part-time consulting services. Mr. Grandy joined us in April 1998. Prior to that time from January 1976 through March 1998, Mr. Grandy was the Director of Clinical Research for Purdue Frederick Pharmaceutical Company, a pharmaceutical manufacturer located in Connecticut.

         Maria E. Quant is vice president of regulatory affairs of our Phase I and II subsidiary. She has worked for us since 1989. She is a certified English-Spanish translator.

Committees of the Board of Directors

         Our board of directors currently has audit and compensation committees. At least a majority of the audit and compensation committees are independent directors. The audit committee reviews the scope of our audit, recommends to the board the engagement of our independent auditors, reviews the financial statements and reviews any transactions between us and any of our officers, directors or other related parties. Our compensation committee evaluates our compensation policies, approves executive compensation and executive employment contracts and administers our stock option plan. Mr. Hantman, Mr. Levine and Dr. Weinstein are members of the audit committee. Dr. Krinsky, Dr. Weinstein and Mr. Levine are members of the compensation committee. In order to comply with the guidelines of The Nasdaq Stock Market, we intend to add a third independent director by December 2000 who will replace Mr. Hantman on the audit committee.

Compensation of Our Directors

         We pay our independent directors a fee of $500 for each board and committee meeting, which they attend. We have granted each independent director non-qualified options to purchase 15,000 shares of common stock. The options are exercisable at $6.00 per share over a 10-year period, subject to vesting. The options vest in equal amounts each June 30 and December 31, commencing December 31, 1999 over a three-year period, subject to the director remaining on our board of directors as of each vesting date.

Limitation of Our Director's Liability

         Our certificate of incorporation eliminates the liability of our directors for monetary damages to the fullest extent possible. However, our directors remain liable for:

         o any breach of the director's duty of loyalty to us or our stockholders,
         o acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law,
         o payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law, or
         o any transaction from which the director derives an improper personal benefit.

These provisions do not affect any liability any director may have under federal and state securities laws.

Management Compensation

       Set forth below is information with respect to compensation paid by us for 1999, 1998, and 1997 to our chief executive officer, chief operating officer and executive vice president of clinical operations who are our only executive officers whose compensation exceeded $100,000 during 1999.

                           Summary Compensation Table

                                                                          Annual Compensation
(a)                                       (b)            (c)                    (i)
                                                                              All Other
Name and Principal Position               Year           Salary($)         Compensation ($)
---------------------------               ----           ---------         ----------------
Arnold Hantman,                           1999           $120,000                  0
chief executive officer                   1998           $120,000                  0
                                          1997           $120,000                  0

Lisa Krinsky, M.D.,                       1999           $250,000                  0
president and chief operating officer     1998           $250,000                  0
                                          1997           $200,000                  0

Dr. Gregory B. Holmes,                    1999           $120,000 (1)              0
executive vice president of
clinical operations

(1) Commenced in February 1999.

         In August 1999, we entered into three-year written employment agreements with Dr. Krinsky and Mr. Hantman. Dr. Krinsky receives an annual salary of $250,000. Mr. Hantman receives an annual salary of $150,000 effective January 1, 2000. Although they each waived their bonuses for 1999, Dr. Krinsky is to receive an annual bonus of 5% of net pre-tax income and Mr. Hantman is to receive an annual bonus of 3% of net pre-tax income pursuant to the agreements, if net pre-tax income reaches specified levels as follows:

--------------------------------------------------------------------------------
       Year            1999        2000        2001        2002        2003
Net pre-tax income  $1,000,000  $1,500,000  $2,000,000  $2,500,000  $3,000,000

         Additionally, Dr. Krinsky receives an automobile allowance of $1,334 per month and Mr. Hantman receives a monthly automobile allowance of $700 per month. We pay the cost of automobile insurance for Dr. Krinsky and Mr. Hantman, which is $1,800 and $1,600 respectively on an annual basis. We also pay the premiums for a life and a disability policy for Dr. Krinsky. Our monthly cost for this insurance is $330. Dr. Krinsky and Mr. Hantman may terminate their employment agreements if:

         o        their duties are substantially modified;
         o        we materially breach the terms of their employment agreements;
                  or
         o if any entity or person who is not currently an executive officer or shareholder of ours becomes individually or as part of a group the owner of more than 30% of our common stock. If this occurs, each may chose to receive full compensation and benefits provided for in her or his employment agreement for the remainder of the term of the agreement or a release from the non-competition provisions of the employment agreement. These provisions may discourage a hostile takeover even if the takeover is in the best interest of all of our other stockholders.

         In February 1999, our Phase I and II subsidiary entered into an employment agreement with Dr. Holmes employing him for a one-year term as executive vice president of clinical operations at an annual salary of $120,000 per year. The agreement is automatically renewable each year unless either party gives notice of termination within 90 days of the expiration of the term.

         Effective March 29, 2000, we entered into a three-year employment agreement with Mr. D. Scott Davis, president of our Phase III subsidiary. Mr. Davis receives a salary of $102,000 the first year and $112,000 per year for the remaining two years. He also is eligible to receive two annual bonuses. One bonus is equal to 7 1/2 % of the adjusted net income of our Phase III subsidiary in excess of $133,000 each calendar year. It is determined in the same manner as the contingent payment we may make to the seller of the Phase III business. The second bonus is equal to 15% of the amount of the contingent payment, which we may make to the seller of the assets of Pharmaceutical Development Associates based upon our Phase III subsidiary's future earnings. We also pay disability and life insurance payments for Mr. Davis and pay interest on a loan for him. Our annual cost of these benefits is approximately $4,000.

Stock Option Plan

         In June 1999, we adopted our 1999 stock option plan. We may issue incentive stock options, as defined in the Internal Revenue Code of 1986, or non-qualified stock options to purchase up to 700,000 shares of common stock under the plan. We have issued stock options to purchase an aggregate of 582,000 shares of common stock to 34 employees, two non-employee directors and two independent contractors including the following executive officers:

         The following table contains information concerning grants of options to our named executive officers during the last fiscal year.

                                Individual Grants

      (a)                        (b)                     (c)                    (d)                  (e)
                              Number of           % of Total Options
                        Securities Underlying   Granted to Employees in    Exercise or Base        Expiration
       Name              Options/SARs Granted      Last Fiscal Year         Price ($/Share)          Date
       ----                    --------            ----------------         ---------------          ----
Dr. Lisa Krinsky               100,000                   20.7%                   $ 6.60           08/03/2004
Dr. Gregory B. Holmes          160,000                   33.2%                   $ 1.25           03/15/2009
Arnold Hantman                  50,000                   10.4%                   $ 6.60           08/03/2004
D. Scott Davis                 100,000                   20.7%                   $ 8.00           08/03/2009

The table below shows information with respect to the exercise of options to purchase our common stock by each of our named executive officers listed in the option grants table shown above, as of December 31, 1999, and the unexercised options held and the value at that date.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

(a)                                         (d)                               (e)
                               Number of Securities Underlying    Value of Unexercised In-The-
                                   Unexercised Options/SARs         Money Options/ SARs At
                                         At FY-End                       FY-End ($) (1)
Name                              Exercisable / Unexercisable      Exercisable / Unexercisable
Dr. Lisa Krinsky                      0           100,000          $     --          $140,000

Dr. Gregory B. Holmes            40,000           120,000          $270,000          $810,000

Arnold Hantman                        0            50,000          $     --          $ 70,000

(1) Based on the difference between the initial public offering price of $8.00 and the option exercise price.

         Of the options we granted to Dr. Holmes, 80,000 options are currently vested and the balance vest in 40,000 share increments on March 15th of each year in 2001 and 2002. These options replaced the February 1999 grant to Dr. Holmes by our Phase I and II subsidiary of the same number of options on the same terms and conditions.

         As part of his employment agreement with SFBC/Pharmaceutical Development Associates, we granted Mr. D. Scott Davis 100,000 stock options exercisable over a two-year period at the greater of $6.00 per share or the price of this offering. Of these options, 33,334 vested immediately and the balance vest in increments of 33,333, subject to continued employment commencing March 29, 2001.

         Except for Dr. Holmes and Mr. Davis, all options vest in increments of one-sixth, on June 30 and December 31 each year, commencing on June 30, 2000, provided that the option holder is employed by us, providing services to us or acting as a director on such vesting date. The options expire 10 years from the day of grant, except that the options held by Dr. Krinsky and Mr. Hantman expire five years from the date of grant. However in the event of the death or termination of employment, all options terminate one year from the date of death or the person's relationship with us or three months after any other termination of the person's relationship with us. If the option holder's relationship with us is terminated for cause, the options terminate immediately.

                           RELATED PARTY TRANSACTIONS

         In connection with our recapitalization and the cancellation of approximately $824,000 of past-due secured notes, Mr. Arnold Hantman, our chief executive officer, received approximately 43% of our outstanding common shares. In addition, we issued $500,000 of notes payable with an 8% rate of interest. Mr. Arnold Hantman guaranteed payment of the notes. Of this debt, Mr. Hantman holds a note of $191,500. On January 31, 2000, we entered into a loan agreement with Heller Healthcare Finance, Inc. Under the terms of this loan agreement, we paid all of the May 1999 notes except for the note held by Mr. Hantman. We began paying Mr. Hantman monthly installments of $20,000 per month as provided in his note effective in April 2000. The last installment will be paid in February 2001.

         Lisa Krinsky, M.D. organized South Florida Kinetics and is considered to be our founder together with Mr. Hantman. As part of the acquisition of South Florida Kinetics, our Phase I and II subsidiary, Dr. Krinsky received 1,014,487 shares of our common stock in exchange for her shares of the common stock of South Florida Kinetics. In 1998, we paid $92,965 of personal expenses on behalf of Dr. Krinsky. In August 1999, Dr. Krinsky issued us a three-year 6% $92,965 note providing for annual payments of interest only. The note is due in August 2002.

         We provide the use of four offices consisting of approximately 1,000 square feet to Lam Pharmaceuticals Corp. Lam, based in Toronto, Ontario, develops drug compounds. We currently do not charge Lam rent. Mr. Hantman and Dr. Krinsky together own approximately 14% of Lam's common stock.

                             PRINCIPAL STOCKHOLDERS

         The following table provides information as of July 10, 2000 and as adjusted to give effect to the sale of 1,250,000 shares of common stock in this offering, concerning the beneficial ownership of our common stock by each director; each person known by us to be the beneficial owner of at least 5% of our common stock; and all executive officers and directors as a group.

                                                            Percentage of
                                                             Common Stock
                                    Number of Shares of
                                        Common Stock
Name and Address                        Beneficially      Prior to     After
of Beneficial Owner                       Owned (1)       Offering   Offering

Lisa Krinsky, M.D (2)
11190 Biscayne Boulevard                  1,047,821        44.2%      28.9%
Miami, FL 33181

Arnold Hantman (3)
11190 Biscayne Boulevard                    523,912        22.3%      14.5%
Miami, FL 33181

Dr. Gregory Holmes (4)
11190 Biscayne Boulevard                     81,000         3.4%       2.2%
Miami, FL 33181

Jack Levine, C.P.A. (5)
16855 N.E. 2nd Avenue                         5,000            *          *
Miami Beach, FL 33162

Dr. Leonard J. Weinstein (6)
3423 N. 31st Terrace                          6,100            *          *
Hollywood, FL 33021

D. Scott Davis (5)
8701 Mallard Creek Road                      33,334         1.4%          *
Charlotte, NC 28262

All executive officers and directors      1,607,165        67.6%      43.7%
as a group (six persons)

(1) Beneficial ownership exists when a person has either the power to vote or sell our common stock. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date whether upon the exercise of options or otherwise.
(2) Includes 33,334 shares of common stock issuable upon exercise of vested options.
(3) Includes 16,668 shares of common stock issuable upon exercise of vested options.

(4) Includes 40,000 shares of common stock issuable upon exercise of vested options.
(5)      Represents shares issuable upon exercise of vested options.
(6)      Includes 5,000 shares issuable upon exercise of vested options.
 *       Less than 1%

                          DESCRIPTION OF CAPITAL STOCK

         The following is a summary of the material terms of our capital stock. It is subject to applicable Delaware law and to the provisions of our certificate of incorporation. A copy has been filed as an exhibit to the registration statement containing this prospectus. Our authorized capital stock consists of 20,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, $.10 par value.

Common Stock

         We currently have 60 common stockholders. Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our stockholders including the election of directors. Holders do not have cumulative voting rights.

         In the event we dissolve or liquidate or wind up our business, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding preferred stock.

         Each share of common stock has an equal right to receive dividends when and if our board of directors decides to declare a dividend. We did not pay any dividends for the years ended December 31, 1997, 1998 and 1999.

 We do not anticipate paying cash dividends in the foreseeable future. The holders of our common stock are not entitled to preemptive rights.

Preferred Stock

         We currently have no shares of preferred stock issued or outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of preferred stock.

         The board of directors is authorized to fix the following rights and preferences of the preferred stock:

         o The rate of dividends and whether such dividends shall be cumulative.
         o The price at and the terms and conditions on which shares may be redeemed.
         o The amount payable in the event of voluntary or involuntary liquidation.
         o Whether or not a sinking fund shall be provided for the redemption or purchase of shares.
         o        The terms and conditions on which shares may be converted.
         o Whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

         Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of SFBC without further action by our stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Anti-takeover Effects of Delaware Law

         Following this offering, we will be subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder" which includes, a stockholder owning 15% of a corporation's outstanding voting securities, for a period of three years after the date in which the person became an interested stockholder, unless:

         o the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;
         o upon closing of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or
         o on or after such date, the business combination is approved by the board of directors and at least 66 2/3% of outstanding voting stock not owned by the interested stockholder.

Indemnification and Liability of Our Directors and Officers

         Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that
Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers. We have also entered into indemnification agreements with our directors and officers which agreements are designed to indemnify them to the fullest extent permissible by law, subject to one limitation described in the next sentence. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders' derivative action, against any directors and officers. This limitation is designed to insure that if we sue a director or officer we do not have to pay for his defense. We have been advised that the Securities and Exchange Commission believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

Transfer Agent

         Continental Stock Transfer & Trust Co., New York, New York, is the transfer agent for our common stock.

Nasdaq National Market Listing

         We have applied for listing of our common stock on the Nasdaq National Market under the symbol SFBX. We do not know if our application will be approved. Even if it is approved, an active trading market for our common stock may not develop.

Dividend Policy

         Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                         SHARES ELIGIBLE FOR FUTURE SALE

         All stock sold in this offering will be freely tradable without any restrictions. Sales of substantial amounts of common stock in the public market following this offering could adversely affect our ability to raise capital at a time when we need it or on terms favorable to us. Following this offering, we will have 3,589,642 shares of common stock outstanding, assuming that the representative of the underwriters does not exercise its over-allotment option to sell up to an additional 187,500 shares.

         None of our shares of common stock outstanding prior to this offering or issuable upon exercise of options or warrants may be publicly sold for 90 days following the date of this prospectus. Following the expiration of these periods, the shares of common stock may be publicly sold under Rule 144 under the Securities Act of 1933.

         Beginning on the dates specified below, the following shares of common stock may be publicly sold under Rule 144 under the Securities Act of 1933:

------------------------------------------------------------- ---------------------------------------------------------
                      Number of Shares                                         Number of Days/Months
                                                                         from the Date of this Prospectus
------------------------------------------------------------- ---------------------------------------------------------
                          642,475                                                     90 days
             shares of outstanding common stock
------------------------------------------------------------- ---------------------------------------------------------
                           23,667                                                     90 days
          shares issuable upon exercise of options
------------------------------------------------------------- ---------------------------------------------------------
                         1,697,167                                                   12 months
             shares of outstanding common stock
------------------------------------------------------------- ---------------------------------------------------------
                          497,249                                                    12 months
 shares issuable upon exercise of options and warrants (1)
------------------------------------------------------------- ---------------------------------------------------------

(1) Assumes exercise of 260,582 warrants as of the date of this prospectus, which starts the required one-year holding period,

         In general, Rule 144, as currently in effect, provides that, commencing 90 days after the date of this prospectus, any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current and public information about us. A person who has not been an affiliate of for at least three months immediately preceding the sale and who has owned such shares of common stock for at least two years is entitled to sell the shares under Rule 144(k) without regard to any of the limitations described above.

         Any shares of common stock issued to our minority stockholders upon exercise of 260,582 warrants owned by them cannot be sold until the later of 12 months from the date of this prospectus or 12 months from the date of exercise 12 month period has expired. In addition, at the time of the closing of this offering, we will issue to the representative of our underwriters warrants to purchase 125,000 shares of common stock exercisable at $9.60 per share commencing one year following the date of this prospectus. The warrants to be issued to the representative will contain certain provisions requiring us to register the shares of common stock in the future once they become exercisable.

                              PLAN OF DISTRIBUTION

         Our underwriters, for whom HD Brous & Co., Inc. is acting as the representative, have agreed, severally, on the terms and subject to the conditions of the underwriting agreement, to purchase from us, and we have agreed to sell to the underwriters, 1,250,000 shares as follows:

HD Brous & Co., Inc. .............................................

                                                                     ---------
                                                                     1,250,000

         The underwriters are committed severally to purchase and pay for all of the shares on a "firm commitment" basis if they purchase any shares.

         The underwriters have advised us that they propose to offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus. The underwriters may allow to certain dealers, who are members of the National Association of Securities Dealers, Inc., concessions not
exceeding $      per share. After the offering, the offering price and the
concession may be changed.

         We have granted an option to the representative of the underwriters, exercisable during the 45-day period from the date of this prospectus, to purchase up to a maximum of 187,500 additional shares at the public offering price set forth on the cover page of this prospectus, less the underwriting discount, for the sole purpose of covering over-allotments of the shares.

         We have agreed to pay to representative a non-accountable expense allowance of 3% of the aggregate public offering price of all shares sold, including any shares sold pursuant to the underwriters' over-allotment option. We have paid the representative $10,000 to date.

         The underwriting agreement also provides for us to pay the representative a fee if the representative introduces us to a party, which enters into a business combination or other business transaction with us.

         All of our officers, directors and 5% stockholders have agreed not to sell (including any short sale or sale against the box) publicly or otherwise transfer, subject to certain exceptions for transfers to related parties, any of their securities during the 12-month period commencing with the date of this prospectus, without the written consent of the representative. A sale against the box is similar to a short sale, except that the seller owns the shares but delivers borrowed shares to effect the sale. We have also agreed that, during the 12-month period commencing with the date of this prospectus, we will not, without the consent of the representative, publicly sell or register any securities under the Securities Act, not including shares issuable under our present stock option plans.

         The underwriting agreement provides for reciprocal indemnification between the underwriters and us against certain liabilities in connection with the registration statement, including liabilities under the Securities Act of 1933.

         In connection with this offering, we have agreed to sell to the representative, for nominal consideration, warrants to purchase from us up to 125,000 shares at an exercise price equal to 120% of the offering price of the shares being sold in this offering. The representative's warrants are exercisable for a five-year period commencing on the date of this prospectus, except that during the one-year period commencing on the date of this prospectus, neither the warrants nor any of the shares issuable upon exercise of the warrants may be sold, transferred, assigned or hypothecated, other than to the officers or shareholders of the representative or to other underwriters or selling group members or their officers, partners or members, all of whom will be bound by these restrictions. The warrants provide the holders with cashless exercise rights, which enable them to receive any appreciation in the value of the underlying shares without making a cash investment. The holders of the warrants have no voting, dividend or other rights as our stockholders with respect to shares issuable upon exercise of the warrants until they are exercised. The holders of the warrants have been given the opportunity to profit from a rise in the market for our securities at a nominal cost, with a resulting dilution in the interests of stockholders. The holders of the warrants can be expected to exercise them at a time when, in all likelihood, we would be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable to us than those provided by the warrants. This may adversely affect the terms on which we could obtain additional financing. Any profit received by the underwriters on the sale of the warrants or the shares issuable upon their exercise may be deemed additional underwriting compensation.

         We have agreed to register on one occasion the shares issuable upon the exercise of the warrants upon the request of the holders of a majority of the shares issuable upon exercise of the warrants. This agreement runs for five years. We are required to pay all expenses.

         In addition, for five years following the date of this prospectus, we are required to give advance notice to the holders of the warrants or underlying shares of our intention to file a registration statement, and the holders of the warrants and underlying shares will have the right twice to include the underlying shares in such registration statement at our expense.

         The underwriting agreement provides that, during the five-year period following the date of this prospectus, the representative will have the right to designate one member to our board of directors. The representative has not yet designated such a person to serve as a director.

         The underwriting agreement also requires us to maintain $1,000,000 of key man life insurance on the lives of Mr. Arnold Hantman and Dr. Lisa Krinsky during their respective terms of employment with us.

         Prior to this offering, there has been no public market for our shares.

         The representative has informed us that sales to any account over which the underwriter exercises discretionary authority will not exceed 1% of this offering.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Michael Harris, P.A., West Palm Beach, Florida. The validity of the shares of common stock offered hereby will be passed upon for the underwriters by Wolin & Rosen, Ltd., Chicago, Illinois.


                                     EXPERTS

       Our financial statements for the years ended December 31, 1998 and 1999 and the financial statements of the business we acquired from Pharmaceutical Development Associates for years ended December 31, 1998 and 1999, appearing in this prospectus and registration statement have been audited by Kaufman, Rossin & Co., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

         You may read and copy all or any portion of the registration statement or any other information, which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's Web site (http://www.sec.gov).

         As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, will file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission.

                             REPORTS TO STOCKHOLDERS

         We intend to distribute to our stockholders annual reports containing audited financial statements and will make available to our stockholders other information as we deem appropriate.
--------------------------------------------------------------------------------

         You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares in any circumstances under which the offer or solicitation is unlawful.


                            SFBC International, Inc.


         Until _________, 2000 all dealers effecting transactions in the common stock whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INDEX TO HISTORICAL FINANCIAL STATEMENTS
                                                                                                        Page
-------------------------------------------------------------------------------------------------------------------
AUDITED FINANCIAL STATEMENTS
     SFBC INTERNATIONAL, INC. AND SUBSIDIARY

         Independent Auditors' Report                                                                   F - 2

         Consolidated Balance Sheet as of December 31, 1999                                             F - 3

         Consolidated Statements of Income for the years ended
           December 31, 1999 and 1998                                                                   F - 4

         Consolidated Statements of Changes in Stockholders' Equity

           for the years ended December 31, 1999 and 1998                                               F - 5

         Consolidated Statements of Cash Flows for the years ended
           December 31, 1999 and 1998                                                                   F - 6

         Notes to Consolidated Financial Statements                                                F - 7 to F - 16

     PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

         Independent Auditors' Report                                                                  F - 17

         Statement of Net Assets to be Sold as of December 31, 1999                                    F - 18

         Statements of Operations of the Business to be Sold for the years
           ended December 31, 1999 and 1998                                                            F - 19

         Statements of Cash Flows of the Business to be Sold for the years
           ended December 31, 1999 and 1998                                                            F - 20

         Notes to Financial Statements                                                            F - 21 to F - 25

UNAUDITED FINANCIAL STATEMENTS
     SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

         Consolidated Balance Sheet as of March 31, 2000                                               F - 26

         Consolidated Statements of Income for the three month period
           ended March 31, 2000 and 1999                                                               F - 27

         Consolidated Statements of Cash Flows for the three month period
           ended March 31, 2000 and 1999                                                               F - 28

         Notes to Consolidated Financial Statements                                               F - 29 to F - 30


     PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

         Statement of Operations of the Business to be Sold for the eighty-nine days
           ended March 29, 2000                                                                        F - 31

         Statement of Cash Flows of the Business to be Sold for the eighty-nine days
           ended March 29, 2000                                                                        F - 32

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida


We have audited the accompanying consolidated balance sheet of SFBC International, Inc. and Subsidiary as of December 31, 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SFBC International, Inc. and Subsidiary as of December 31, 1999 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.




                                                 KAUFMAN, ROSSIN & CO.


Miami, Florida
January 28, 2000 (except for Note 10, as to which the date is June 30, 2000)

SFBC INTERNATIONAL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------

ASSETS
---------------------------------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                                         $    288,285
     Accounts receivable, net                                                        2,075,722
     Prepaid expenses                                                                   61,722
---------------------------------------------------------------------------------------------------
         Total current assets                                                        2,425,729

LOAN RECEIVABLE FROM STOCKHOLDER                                                        92,965

PROPERTY AND EQUIPMENT, NET                                                            208,536

DEFERRED OFFERING COSTS                                                                255,537

OTHER ASSETS                                                                            86,500
---------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                                 $  3,069,267
---------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
     Accounts payable                                                             $    131,632
     Accrued liabilities                                                               226,313
     Accrued interest to related parties                                               132,120
     Advance billings                                                                  280,357
     Income taxes payable                                                               66,000
     Deferred income taxes                                                             138,500
     Notes payable - current portion ($371,089 to related parties)                     587,328
---------------------------------------------------------------------------------------------------
         Total current liabilities                                                   1,562,250
---------------------------------------------------------------------------------------------------
NOTES PAYABLE ($130,000 to related parties)                                            260,000
---------------------------------------------------------------------------------------------------
DEFERRED INCOME TAXES                                                                  415,500
---------------------------------------------------------------------------------------------------
COMMITMENTS

STOCKHOLDERS' EQUITY
     Preferred stock, $.10 par value, 5,000,000 shares
         authorized, 0 shares issued and outstanding                                         -
     Common stock, $.001 par value, 20,000,000 shares authorized, 2,335,736
         shares issued and outstanding                                                   2,336
     Additional paid-in capital                                                      1,576,173
     Deficit                                                                          (746,992)
---------------------------------------------------------------------------------------------------
         Total stockholders' equity                                                    831,517
---------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $  3,069,267
---------------------------------------------------------------------------------------------------

                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1999 AND 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             1999                     1998
-----------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                                            $       8,309,143        $       5,869,987

COST OF SALES                                                                                5,208,231                3,838,923
-----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                                 3,100,912                2,031,064

GENERAL AND ADMINISTRATIVE EXPENSES                                                          1,699,021                1,323,764
-----------------------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                                       1,401,891                  707,300

INTEREST EXPENSE ($173,813 and $189,756 to related parties)                                    181,143                  199,584
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                                   1,220,748                  507,716

INCOME TAXES                                                                                   620,000                        -
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                           $         600,748        $         507,716
-----------------------------------------------------------------------------------------------------------------------------------
Earnings per share:
     Basic                                                                           $             .32        $             .33
     Diluted                                                                                       .31                      .33
-----------------------------------------------------------------------------------------------------------------------------------
Shares used in computing earnings per share:
     Basic                                                                                   1,881,863                1,520,000
     Diluted                                                                                 1,961,132                1,520,000
-----------------------------------------------------------------------------------------------------------------------------------
PRO FORMA DATA (UNAUDITED) (1)
     Income before income taxes                                                      $       1,220,748        $         507,716
     Income taxes                                                                              470,000                  191,000
-----------------------------------------------------------------------------------------------------------------------------------
         Pro forma net income                                                        $                        $
-----------------------------------------------------------------------------------------------------------------------------------
Pro forma earnings per share:
     Basic                                                                           $             .40        $             .21
     Diluted                                                                                       .38                      .21
-----------------------------------------------------------------------------------------------------------------------------------
Shares used in computing pro forma earnings per share:
     Basic                                                                                   1,881,863                1,520,000
     Diluted                                                                                 1,961,132                1,520,000
-----------------------------------------------------------------------------------------------------------------------------------

(1) The unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the years ended December 31, 1999 and 1998.


                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1999 AND 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                Common stock, $.001 par
                                                   value; 20,000,000
                                                   shares authorized
                                            -------------------------------    Additional
                                                Shares        Par Value          Paid-In
                                                                                 Capital          Deficit            Total
-----------------------------------------------------------------------------------------------------------------------------------
Balances - January 1, 1998                     1,520,000       $    1,520      $    99,480    ($  1,855,456)   ($  1,754,456)

Net income - 1998                                      -                -                -          507,716          507,716
-----------------------------------------------------------------------------------------------------------------------------------
Balances - December 31, 1998                   1,520,000            1,520           99,480    (   1,347,740)   (   1,246,740)

Acquisition of net assets of SFBC
   International, Inc.                           560,000              560          326,143                -          326,703

Conversion of debt to common stock               255,736              256        1,150,550                -        1,150,806

Net income - 1999                                      -                -                -          600,748          600,748
-----------------------------------------------------------------------------------------------------------------------------------
Balances - December 31, 1999                   2,335,736       $    2,336    $   1,576,173    ($    746,992)   $     831,517
-----------------------------------------------------------------------------------------------------------------------------------

All stock information has been adjusted to give effect to the recapitalization and four-for-five reverse stock split in June 1999.


                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1999 AND 1998
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             1999                     1998
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                     $         600,748        $         507,716
-----------------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash
       provided by operating activities
         Depreciation                                                                          64,425                   56,945
         Provision for bad debts                                                               13,400                   14,066
         Accrued interest on notes payable - purchase of assets                                25,347                   35,297
         Changes in operating assets and liabilities:
              Accounts receivable                                                 (           678,835)     (           752,950)
              Prepaid expenses                                                    (             1,648)                   1,829
              Other assets                                                        (             9,000)     (             6,225)
              Accounts payable                                                    (           228,503)                  47,631
              Accrued liabilities                                                 (            76,999)     (            11,591)
              Accrued interest                                                                      -                  118,363
              Advance billings                                                                218,902                   35,455
              Income taxes payable                                                             66,000                        -
              Deferred income taxes                                                           554,000                        -
-----------------------------------------------------------------------------------------------------------------------------------
                 Total adjustments                                                (            52,911)     (           461,180)
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by operating activities                               547,837                   46,536
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                           (            59,070)     (            25,445)
     Loans to stockholder                                                                           -      (            92,965)
     Cash balance of company acquired                                                           2,394                        -
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash used in investing activities                       (            56,676)     (           118,410)
-----------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Deferred offering costs                                                      (           255,537)                       -
     Net repayments of notes payable - insurance                                  (             3,090)     (             3,242)
     Principal payments on notes payable - purchase of assets                                       -      (             3,903)
-----------------------------------------------------------------------------------------------------------------------------------
                      Net cash used in financing activities                       (           258,627)     (             7,145)
-----------------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                                               232,534      (            79,019)

CASH AT BEGINNING OF PERIOD                                                                    55,751                  134,770
-----------------------------------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                               $         288,285        $          55,751
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures:
-----------------------------------------------------------------------------------------------------------------------------------
     Interest paid                                                                  $         155,796        $          81,221
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosure of Non-cash Investing and Financing Activities:
-----------------------------------------------------------------------------------------------------------------------------------

     In connection with the recapitalization of the Company in June 1999 (see
     Note 1), the Company reduced long-term debt by $324,309 and issued 560,000 shares of common stock.

     In June 1999, $376,032 of accrued interest was converted to long-term debt.

     In October 1999, $1,150,806 of long-term debt and accrued interest was converted to common stock and warrants (see Note 6).


                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------
                  Basis of Consolidation and Organization

                  The consolidated financial statements include the accounts of SFBC International, Inc. (SFBC) and its wholly owned subsidiary South Florida Kinetics, Inc. (SFK) (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

                  Recapitalization

                  On June 7, 1999, SFK entered into an Agreement and Plan of Merger with a newly formed wholly owned subsidiary of SFBC. The agreement provided for, among other things, SFBC's acquisition of all the common stock of SFK. The resulting ownership of SFBC is 54% by the former majority stockholder of SFK, 19% by the former minority stockholders of SFK and 27% by the former sole stockholder of SFBC. For accounting purposes, this transaction (recapitalization) has been treated as an acquisition of the assets of SFBC by SFK and as a recapitalization of SFK. The historical financial statements prior to June 7, 1999 are those of SFK.

                  Business Activity

                  The Company is a contract research organization located in Miami, Florida, that provides clinical research and drug development services to pharmaceutical and biotechnology companies.

                  Revenue and Cost Recognition

                  Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs incurred to be the best available measure of progress on the contracts.

                  Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material. Revenue recognized on contracts in progress at December 31, 1999 amounted to approximately $2,139,000.

                  Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Cash

                  The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

                  Property and Equipment

                  Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

                  Depreciation

                  Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

                         Furniture and fixtures                   7 years
                         Machinery and equipment              5 - 7 years

                  Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

                  The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

                  Concentration of Credit Risk

                  Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Income Taxes

                  The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                  Through June 6, 1999, the Company had elected, with the consent of the stockholders, to be taxed under S Corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reflected by the stockholders on their personal income tax returns. Effective June 7, 1999, the Company terminated its S Corporation status and in connection therewith, recorded a deferred tax liability of $217,000, through a charge to income taxes in the 1999 statement of income. In addition, the Company recorded an income tax provision of $403,000 related to taxable income for the period from June 7, 1999 through December 31, 1999.

                  Fair Value of Financial Instruments

                  The carrying values of cash, loan receivable from stockholder and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.

                  The fair value of the accrued interest and notes payable are discussed in Note 6.

                  Net Income Per Share

                  The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase 79,269 shares of common stock for the year ended December 31, 1999. All stock information is adjusted to give effect to the recapitalization and four-for-five reverse stock split in June 1999.

                  Segment Reporting

                  During 1998, the Company adopted Financial Accounting Standards Board ("FASB") statement No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Company has considered its operations and has determined that it operates in a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Comprehensive Income

                  The items affecting comprehensive income are not material to the financial statements and, accordingly, are not presented herein.

                  Long-lived Assets

                  Long-lived assets are reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

                  Year 2000 Uncertainties

                  Although the Company has not identified any computer system or program problems, there is still a possibility that at some time during the Year 2000 their computer systems and programs, as well as equipment that uses embedded computer chips, may be unable to distinguish between the years 1900 and 2000. This may create system errors and failures resulting in the disruption of normal business operations. Although it is unlikely, there may be some third parties, such as governmental agencies, utilities, telecommunication companies, vendors and customers that at times may not be able to continue business with the Company due to their own Year 2000 problems.

--------------------------------------------------------------------------------
NOTE 2.           MAJOR CUSTOMERS
--------------------------------------------------------------------------------

                  Sales to individual unaffiliated customers in excess of 10% of net sales are as follows:
                                                         1999                                     1998
                                       ----------------------------------------------------------------------------------
                                              Amount             % of Sales            Amount            % of Sales
                  -------------------------------------------------------------------------------------------------------

                  Customer A              $     1,359,434              16%         $      795,263              14%
                  Customer B              $     1,252,248              15%         $      905,222              15%
                  Customer C              $       413,813               5%         $      686,334              12%
                  Customer D              $        28,167               -          $    1,004,678              17%

                  Individual accounts receivable balances at December 31, 1999 in excess of 10% of total accounts receivable are as follows:
                                                                                                      % of Accounts
                                                                                    Amount           Receivable, Net
                  -------------------------------------------------------------------------------------------------------
                  Customer F                                                    $      342,663                17%
                  Customer A                                                    $      262,097                13%
                  Customer E                                                    $      224,699                11%

--------------------------------------------------------------------------------
NOTE 3.           ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

                  Accounts receivable consisted of the following at December 31, 1999:
                  Accounts receivable - billed                                                      $      1,734,397
                  Accounts receivable - unbilled                                                             539,163
                  Less allowance for changes in contracts                                          (         140,000)
                  Less allowance for doubtful accounts                                             (          57,838)
                  ------------------------------------------------------------------------------------------------------

                                                                                                    $      2,075,722
                  ------------------------------------------------------------------------------------------------------

                  The activity in the allowance for changes in contracts and allowance for doubtful accounts during the years ended December 31, 1999 and 1998 is as follows:
                                                                                 Allowance for         Allowance for
                                                                                  Changes in             Doubtful
                                                                                  Contracts              Accounts
                  ------------------------------------------------------------------------------------------------------
                  Balance - January 1, 1998                                    $            -        $       30,372
                      1998 provision                                                  142,000                14,066
                      1998 write-offs                                                       -                     -
                  ------------------------------------------------------------------------------------------------------
                  Balance - December 31, 1998                                         142,000                44,438
                      1999 provision                                                   15,033                13,400
                      1999 write-offs                                        (         17,033)                    -
                  ------------------------------------------------------------------------------------------------------

                  Balance - December 31, 1999                                  $      140,000        $       57,838
                  ------------------------------------------------------------------------------------------------------

                  Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year.

                  Advance billings at December 31, 1999 amounted to $280,357.


--------------------------------------------------------------------------------
NOTE 4.           LOAN RECEIVABLE FROM STOCKHOLDER
--------------------------------------------------------------------------------

                  Loan receivable from stockholder consists of certain expenses paid by the Company on behalf of its majority stockholder. The loan bears interest at 6% per annum and is due in August 2002.

--------------------------------------------------------------------------------
NOTE 5.           PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

                  Property and equipment consisted of the following at December 31, 1999:
                  Furniture and fixtures                                                             $         31,866
                  Machinery and equipment                                                                     436,448
                  ------------------------------------------------------------------------------------------------------
                                                                                                              468,314

                  Less accumulated depreciation                                                               259,778
                  ------------------------------------------------------------------------------------------------------
                                                                                                     $        208,536
                  ------------------------------------------------------------------------------------------------------

                  Depreciation of property and equipment for the years ended December 31, 1999 and 1998 amounted to $64,425 and $56,945, respectively.


--------------------------------------------------------------------------------
NOTE 6.           NOTES PAYABLE
--------------------------------------------------------------------------------

                  Notes payable consisted of the following at December 31, 1999:
                  Notes payable - stockholders                                                       $      309,089
                  Notes payable - purchase of assets                                                        500,000
                  Notes payable - insurance                                                                  38,239
                  ------------------------------------------------------------------------------------------------------
                                                                                                            847,328

                  Less current portion                                                                      587,328
                  ------------------------------------------------------------------------------------------------------
                  Long-term portion                                                                  $      260,000
                  ------------------------------------------------------------------------------------------------------

                  Notes Payable - Stockholders

                  In October 1999, approximately $1,150,800 of notes payable - stockholders and accrued interest was converted into 255,736 shares of common stock and warrants to purchase an additional 255,736 shares of common stock at $8.00 per share. The warrants expire 20 months after the closing of a proposed initial public offering. The remaining notes bear interest at 10% per annum and are past due.

                  Notes Payable - Purchase of Assets

                  Concurrent with the recapitalization, approximately $824,000 of notes payable was extinguished and replaced with three new notes aggregating $500,000. The new notes bear interest at 8% per annum, are collateralized by all of the assets of the Company and are personally guaranteed by a shareholder of the Company. The new notes are payable in aggregate monthly installments of $20,000 including interest, starting January 1, 2000 and are due upon the closing of a proposed initial public offering of securities of SFBC except approximately $192,000 of these notes, which are due to a shareholder of the Company, and are payable $20,000 a month including interest after all the other notes payable - purchase of assets are satisfied.

                  Based on borrowing rates currently available to the Company for loans with similar terms and maturities, the fair value of notes payable approximates carrying value.

                  Interest expense on all indebtedness amounted to $181,143 and $199,584 for the years ended December 31, 1999 and 1998, respectively.

--------------------------------------------------------------------------------
NOTE 7.           COMMITMENTS
--------------------------------------------------------------------------------

                  Facilities Lease

                  The Company leases its facilities on a month-to-month basis. Total rent expense amounted to $427,588 and $270,706 for the years ended December 31, 1999 and 1998, respectively.

                  Employment Contract

                  In February 1999, the Company entered into a one-year employment agreement with the Executive Vice President of Clinical Operations. This agreement automatically renews annually and may be terminated without cause by either party with 90-day notice. Pursuant to the agreement, and as a result of the recapitalization discussed previously, the employee received an option to purchase 160,000 shares of common stock of SFBC at an exercise price of $1.25 per share. The option expires in February 2009 and is exercisable in four equal annual installments of 40,000 shares each, commencing on March 15, 1999. No options had been exercised through January 28, 2000.


--------------------------------------------------------------------------------
NOTE 8.           INCOME TAXES
--------------------------------------------------------------------------------

                  The income tax expense for the year ended December 31, 1999 consisted of the following:
                    Current:
                       Federal                                                                       $       56,000
                       State                                                                                 10,000
                  ------------------------------------------------------------------------------------------------------
                                                                                                             66,000
                  ------------------------------------------------------------------------------------------------------
                    Deferred:
                       Federal                                                                              473,000
                       State                                                                                 81,000
                  ------------------------------------------------------------------------------------------------------
                                                                                                            554,000
                  ------------------------------------------------------------------------------------------------------
                                                                                                     $      620,000
                  ------------------------------------------------------------------------------------------------------

                  Deferred income taxes were recognized in the consolidated balance sheet at December 31, 1999 due to the tax effect of temporary differences primarily relating to the Company reporting on the cash basis for income tax purposes.

--------------------------------------------------------------------------------
NOTE 8.           INCOME TAXES (Continued)
--------------------------------------------------------------------------------

                  The major elements contributing to the difference between the income tax expense and the amount computed by applying the federal statutory tax rate of 34% to income before income taxes for the year ended December 31, 1999 are as follows:
                  Statutory rate                                                                     $      415,000
                  State income taxes                                                                         39,000
                  S Corporation income prior to conversion to C Corporation                        (        190,000)
                  Deferred tax liability recorded upon conversion to C Corporation                          217,000
                  Permanent differences and other                                                           139,000
                  ---------------------------------------------------------------------------------------------------
                                                                                                     $      620,000
                  ---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 9.           STOCK BASED COMPENSATION
--------------------------------------------------------------------------------

                  In June 1999, the Company established a Stock Option Plan which provides for the Company to issue options to employees, directors and outside consultants of the Company. The issuance and form of the options shall be at the discretion of the Company's board of directors, except that the exercise price may not be less than the fair market value at the time of grant. Generally, the options vest over a three year period and expire in ten years or three months after separation of service, whichever occurs earlier.

                  The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25") in accounting for its employees stock options. Under APB 25, because the exercise price of the Company's employee stock options issued was greater than the market price of the underlying stock on the date of grant, no compensation expense was recognized.

                  Statement of Financial Accounting Standards No. 123 "Accounting for Stock-based Compensation," ("SFAS No. 123") requires the Company to provide pro forma information regarding net income and earnings per common share as if compensation cost for the Company's Stock Option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimated the fair value of each stock option on the date of grant by using the minimum value calculation with the following assumptions: expected life of the options of 5 years; no dividends; and a risk free interest rate of 6.5%.

                  Under the accounting provisions of SFAS No. 123, the Company's net income and basic and diluted earnings per share for the year ended December 31, 1999 would have been approximately $592,000, $.31 and $.30, respectively.

--------------------------------------------------------------------------------
NOTE 9.           STOCK BASED COMPENSATION (Continued)
--------------------------------------------------------------------------------

                  The Company's pro forma net income and pro forma basic and diluted earnings per share for the year ended December 31, 1999 would have been approximately $742,000, $.39 and $.38, respectively.

                  A summary of the Company's stock option activity, and related information for the year ended December 31, 1999 is as follows:

                                                                                     # of            Weighted Average
                                                                                   Options            Exercise Price
                  ------------------------------------------------------------------------------------------------------
                  Outstanding January 1, 1999                                               -        $            -

                      Granted                                                         514,500                  4.70
                      Exercised                                                             -                     -
                      Forfeited                                                             -                     -
                  ------------------------------------------------------------------------------------------------------

                  Outstanding December 31, 1999                                       514,500        $         4.70
                  ------------------------------------------------------------------------------------------------------

                  Exercisable at December 31, 1999                                     45,000        $         1.78
                  ------------------------------------------------------------------------------------------------------

                  The weighted-average fair value of options granted during 1999, using the minimum value calculation was $.12 per option.

                  Exercise prices for options outstanding as of December 31, 1999 ranged from $1.25 to $6.60. The weighted average remaining contractual life of these options is as follows:

                                                                                                    Weighted Average
                           Exercise                                       Weighted Average       Remaining Contractual
                            Price                     Shares               Exercise Price             Life (Years)
                  --------------------------- ------------------------ ------------------------ ------------------------
                            $1.25                     160,000                   $1.25                    9.25
                        $6.00 - $6.60                 354,500                   $6.25                    7.38

--------------------------------------------------------------------------------
NOTE 10.          SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

                  Line of Credit

                  In January 2000, the Company entered into a loan and security agreement with Heller Healthcare Finance for a $1,500,000 revolving line of credit. The agreement provides for repayment of certain notes payable - purchase of assets, and, among other things, interest at the greater of 1.75% above the prime rate or 10%. The borrowings are collateralized by all the assets of the Company. Advances are based on 85% of qualified accounts receivable, as defined.

--------------------------------------------------------------------------------
NOTE 10.          SUBSEQUENT EVENTS (Continued)
--------------------------------------------------------------------------------

                  Initial Public Offering

                  In June 2000, the Company entered into a letter of intent with an underwriter to file a registration statement concerning the sale of approximately 1,250,000 shares of the Company's common stock. The Company anticipates the registration statement to become effective during 2000.

                  Acquisition

                  Subsequent to December 31, 1999, the Company formed a wholly owned subsidiary, SFBC/Pharmaceutical Development Associates, Inc. (SFBC/PDA). On March 29, 2000, SFBC/PDA entered into an agreement to purchase substantially all the assets and certain liabilities of Pharmaceutical Development Associates, Inc.
                  (PDA), a clinical research organization located in North Carolina. The aggregate purchase price is $600,000 with possible contingent consideration of up to $1,200,000 based on the adjusted net income of SFBC/PDA, as defined, and additional possible contingent consideration based on a percentage of revenue from a specific customer of SFBC/PDA.

                  In connection with the acquisition, SFBC/PDA entered into a three-year employment agreement with the president of PDA. The agreement provides for, among other things, the employee to receive options to purchase 100,000 shares of common stock of SFBC at an exercise price of the greater of $6.00 per share or the initial public offering price if SFBC's registration statement becomes effective during 2000. The options vest through March 29, 2002 and expire on March 29, 2010.

                  In connection with the acquisition, SFBC and SFBC/PDA received the option to purchase substantially all of the assets of ClinSites/LeeCoast Research Center, Inc. (LeeCoast), a wholly owned subsidiary of PDA's parent. The term of the option is for a period of twelve months and commences on the earlier of 30 days after the closing of an initial public offering SFBC's stock or September 29, 2000. The purchase price is $600,000, plus the amount by which the operating assets exceed the operating liabilities of LeeCoast.

                  In connection with the acquisition, SFBC committed to lend LeeCoast $200,000 in installments of $66,667 on March 29, 2000 and $66,666 on April 29, 2000 and May 29, 2000. Repayment of the $200,000 plus interest at 8% is due from LeeCoast on March 29, 2001. The loan is collateralized by the accounts receivable of LeeCoast and SFBC has the right to offset any unpaid amounts against the contingent consideration provisions of the acquisition agreement described above.

INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors
SFBC International, Inc.
Miami, Florida

We have audited the accompanying statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets of the Company as of December 31, 1999 to be sold to SFBC International, Inc., pursuant to the purchase agreement described in Note 7 and the related operations and cash flows of the business to be sold of the Company for each of the two years in the period ended December 31, 1999 and is not intended to be a complete presentation of the Company's financial position and results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Pharmaceutical Development Associates, Inc. as of December 31, 1999 to be sold pursuant to the purchase agreement described in Note 7 and the related results of its operations and its cash flows of the business to be sold for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.




                                                 KAUFMAN, ROSSIN & CO.

Miami, Florida
March 3, 2000


                             See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF NET ASSETS TO BE SOLD
DECEMBER 31, 1999
--------------------------------------------------------------------------------

ASSETS
----------------------------------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                                       $             503
     Accounts receivable                                                                  319,592
     Prepaid expenses                                                                       4,505
----------------------------------------------------------------------------------------------------
         Total current assets                                                             324,600

PROPERTY AND EQUIPMENT, NET                                                               114,255

GOODWILL, NET                                                                             469,340

OTHER ASSETS                                                                                3,325
----------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                               $         911,520
----------------------------------------------------------------------------------------------------
LIABILITIES
----------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
     Accounts payable                                                           $         315,436
     Current portion of capital lease obligations                                          23,393
     Advance billings                                                                     125,903
----------------------------------------------------------------------------------------------------
         Total current liabilities                                                        464,732

CAPITAL LEASE OBLIGATIONS                                                                  13,389

COMMITMENTS AND CONTINGENCIES
----------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                                478,121
----------------------------------------------------------------------------------------------------
NET ASSETS TO BE SOLD                                                           $         433,399
----------------------------------------------------------------------------------------------------


                             See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENTS OF OPERATIONS OF THE BUSINESS TO BE SOLD
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                            1999                     1998
---------------------------------------------------------------------------------------------------------------------------------
NET SALES                                                                            $       2,200,061        $       3,151,593

COST OF SALES                                                                                1,995,792                2,674,533
---------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                                   204,269                  477,060

GENERAL AND ADMINISTRATIVE EXPENSES                                                            625,072                  482,522
---------------------------------------------------------------------------------------------------------------------------------

LOSS FROM OPERATIONS                                                              (            420,803)    (              5,462)

INTEREST EXPENSE                                                                                18,560                   15,202
---------------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                          (  $         439,363)    (  $          20,664)
---------------------------------------------------------------------------------------------------------------------------------


                             See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS OF THE BUSINESS TO BE SOLD
YEARS ENDED DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             1999                     1998
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                     ( $         439,363)     ( $          20,664)
---------------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net loss to net cash
         used in operating activities
         Depreciation and amortization                                                        129,333                  108,715
         Provision for bad debts                                                               61,210                        -
         Changes in operating assets and liabilities:
              Accounts receivable                                                              23,876      (            25,449)
              Prepaid expenses                                                    (             3,527)                   3,650
              Other assets                                                                          -      (             2,194)
              Accounts payable                                                                145,563                   51,934
              Advanced billings                                                   (            54,576)     (           138,694)
---------------------------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                           301,879      (             2,038)
---------------------------------------------------------------------------------------------------------------------------------
                      Net cash used in operating activities                       (           137,484)     (            22,702)
---------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                           (             6,699)     (           119,797)
     Advances from parent and affiliates, net                                                  41,129                  276,315
---------------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by investing activities                                34,430                  156,518
--------------------------------------------------------------------------------- ------------------------ ------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on capital lease obligations                                        (            21,964)     (             8,564)
--------------------------------------------------------------------------------- ------------------------ ------------------------
NET INCREASE (DECREASE) IN CASH                                                   (           125,018)                 125,252

CASH AT BEGINNING OF PERIOD                                                                   125,521                      269
--------------------------------------------------------------------------------- ------------------------ ------------------------
CASH AT END OF PERIOD                                                               $             503        $         125,521
--------------------------------------------------------------------------------- ------------------------ ------------------------
Supplemental Disclosures of Cash Flow Information and
     Non-Cash Investing and Financing Activities:
--------------------------------------------------------------------------------- ------------------------ ------------------------
     Interest paid                                                                  $          12,560        $           9,202
--------------------------------------------------------------------------------- ------------------------ ------------------------
     Income taxes paid                                                              $               -        $               -
--------------------------------------------------------------------------------- ------------------------ ------------------------
     Capital lease obligations incurred                                             $               -        $          67,310
--------------------------------------------------------------------------------- ------------------------ ------------------------


                             See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 11.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

                  Basis of Presentation

                  The accompanying financial statements are intended to present the net assets to be sold of Pharmaceutical Development Associates, Inc. (the "Company"), as of December 31, 1999 pursuant to the agreement described in Note 7 and the related operation of the business to be sold of the Company for the periods presented. These financial statements do not present the complete financial position and the results of operations of the Company for the periods presented. In addition, certain assets will be sold which have no historical costs (e.g. customer list, business reputation, etc.) and therefore are not reflected in the accompanying statement of net assets to be sold.

                  The Company is a wholly owned subsidiary of Clinical Site Services Corporation (the Parent). During 1999 and 1998, the Parent and certain other affiliates incurred expenses on behalf of the Company which include, but are not limited to, salaries, rent, professional fees, travel and other general and administrative expenses. These financial statements include such expenses. Future expenses incurred as an independent entity or as part of another group of entities may not be comparable to historical levels.

                  Description of Business

                  The Company, located in Charlotte, North Carolina, is a contract research organization managing clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

                  Revenue and Cost Recognition

                  Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs incurred to be the best available measure of progress on the contracts.

                  Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material. Revenue recognized on contracts in progress at December 31, 1999 amounted to approximately $658,000.

                  Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.


                             See accompanying notes.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Cash

                  The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

                  Property and Equipment

                  Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

                  Depreciation and Amortization

                  Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

                         Computer and office equipment            3 - 5 years
                         Medical equipment                            5 years
                         Furniture and fixtures                       5 years

                  Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

                  Concentration of Credit Risk

                  Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

                  Income Taxes

                  The Company's operations are included in the consolidated income tax return of the Parent. Deferred tax assets allocated to the Company have been completely offset by a valuation allowance.

--------------------------------------------------------------------------------
NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

                  Fair Value of Financial Instruments

                  The carrying values of cash and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.

                  Based upon borrowing rates currently available to the Company for loans with similar terms and maturities, the fair values of capital lease obligations and notes payable approximate carrying value.

                  Year 2000 Uncertainties

                  Although the Company has not identified any computer system or program problems, there is still a possibility that at some time during the Year 2000 their computer systems and programs, as well as equipment that uses embedded computer chips, may be unable to distinguish between the years 1900 and 2000. This may create system errors and failures resulting in the disruption of normal business operations. Although it is unlikely, there may be some third parties, such as governmental agencies, utilities, telecommunication companies, vendors and customers that at times may not be able to continue business with the Company due to their own Year 2000 problems.


--------------------------------------------------------------------------------
NOTE 12.          MAJOR CUSTOMERS
--------------------------------------------------------------------------------

                  Sales to individual unaffiliated customers in excess of 10% of net sales are as follows:
                                                         1999                                     1998
                                       ----------------------------------------------------------------------------------
                                               Amount             % of Sales            Amount            % of Sales
                  -------------------------------------------------------------------------------------------------------
                  Customer A              $     1,392,486              63%          $      372,069             12%
                  Customer B              $       306,530              14%          $    1,008,169             32%
                  Customer C              $       114,466               5%          $      583,301             19%
                  Customer D              $             -               -           $      506,654             16%
                  Customer E              $        67,305               3%          $      343,345             11%

                  Individual accounts receivable balances at December 31, 1999 in excess of 10% of total accounts receivable are as follows:
                                                                                                      % of Accounts
                                                                                    Amount              Receivable
                  -------------------------------------------------------------------------------------------------------
                  Customer A                                                   $      232,174                73%

--------------------------------------------------------------------------------
NOTE 13.          ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

                  Accounts receivable consisted of the following at December 31, 1999:
                  Accounts receivable - billed                                                        $        267,539
                  Accounts receivable - unbilled                                                               113,263
                  Less allowance for doubtful accounts                                               (          61,210)
                  -------------------------------------------------------------------------------------------------------
                                                                                                      $        319,592
                  -------------------------------------------------------------------------------------------------------

                  Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year.

                  Advance billings at December 31, 1999 amounted to $125,903.


--------------------------------------------------------------------------------
NOTE 14.          PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

                  Property and equipment consisted of the following at December 31, 1999:
                  Computer and office equipment                                                      $        126,505
                  Medical equipment                                                                            71,393
                  Furniture and fixtures                                                                       40,834
                  -------------------------------------------------------------------------------- ---------------------
                                                                                                              238,732

                  Less accumulated depreciation and amortization                                              124,477
                  -------------------------------------------------------------------------------- ---------------------

                                                                                                     $        114,255
                  -------------------------------------------------------------------------------- ---------------------

                  Depreciation and amortization of property and equipment for the years ended December 31, 1999 and 1998 amounted to $62,740 and $42,123, respectively.

                  Property and equipment at December 31, 1999 included medical equipment under capital leases and related accumulated amortization of $67,310 and $20,115, respectively. Amortization expense of medical equipment under capital leases was approximately $6,400 and $13,600 in 1999 and 1998, respectively.


--------------------------------------------------------------------------------
NOTE 15.          GOODWILL
--------------------------------------------------------------------------------

                  In connection with the Parent's acquisition of the Company in 1997, goodwill of $662,598 was recorded. Amortization of goodwill is computed using the straight-line method over 10 years. Accumulated amortization of goodwill at December 31, 1999 amounted to $193,258. Amortization of goodwill was $66,260 for 1999 and 1998.

--------------------------------------------------------------------------------
NOTE 16.          COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

                  Facilities Lease

                  The company leases its facilities on a month-to-month basis. Rent expense under this lease agreement amounted to $60,336 and $55,873 for the years ended December 31, 1999 and 1998, respectively.

                  Lease Commitments

                  The Company is obligated under one operating lease for office equipment and three capital leases for medical equipment.

                  Future minimum payments under non-cancelable leases at December 31, 1999 consisted of the following:

                                                                                  Capital             Operating
                                                                                   Leases               Lease
                  ----------------------------------------------------------------------------------------------------
                  2000                                                        $       23,393       $        5,964
                  2001                                                                13,389                5,964
                  2002                                                                     -                5,964
                  2003                                                                     -                5,467
                  ----------------------------------------------------------------------------------------------------
                  Total minimum lease payments                                        36,782               23,359
                  Less amount representing imputed interest                           (4,064)                   -
                  ----------------------------------------------------------------------------------------------------
                                                                              $       32,718       $       23,359
                  ----------------------------------------------------------------------------------------------------
                  Debt

                  The Company, the Parent and other subsidiaries of the Parent are obligated under various notes totaling $1,750,000.

--------------------------------------------------------------------------------
NOTE 17.          SALE OF ASSETS
--------------------------------------------------------------------------------

                  In March 2000, the Company entered into an agreement to sell substantially all of its operating assets and liabilities to SFBC International, Inc., a clinical research organization located in Florida. The aggregate sales price is $600,000 with possible contingent consideration of up to $1,200,000 based on net income and additional possible contingent consideration based on the Company's revenues.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2000
(UNAUDITED)
--------------------------------------------------------------------------------

ASSETS
---------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
     Cash                                                                                                  $      561,827
     Accounts receivable, net                                                                                   2,707,187
     Prepaid and other current assets                                                                             237,809
---------------------------------------------------------------------------------------------------------------------------
         Total current assets                                                                                   3,056,823

LOAN RECEIVABLE FROM STOCKHOLDER                                                                                   92,965

PROPERTY AND EQUIPMENT, NET                                                                                       374,987

DEFERRED OFFERING COSTS                                                                                           275,907

GOODWILL                                                                                                          725,915

OTHER ASSETS                                                                                                       92,066
---------------------------------------------------------------------------------------------------------------------------
     TOTAL ASSETS                                                                                          $    5,068,663
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
     Accounts payable                                                                                      $      655,935
     Accrued liabilities                                                                                          165,714
     Accrued interest to related parties                                                                          144,318
     Advance billings                                                                                           1,034,914
     Income taxes payable                                                                                         244,500
     Long-term debt - current portion (approximately  $501,000 to related
         parties)                                                                                                 551,457
---------------------------------------------------------------------------------------------------------------------------
         Total current liabilities                                                                              2,796,838
---------------------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                                                                    855,303
---------------------------------------------------------------------------------------------------------------------------
DEFERRED INCOME TAXES                                                                                             415,500
---------------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
     Preferred stock, $.10 par value, 5,000,000 shares authorized,
         0 shares issued and outstanding                                                                                -
     Common  stock,  $.001  par  value,   20,000,000  shares  authorized,
         2,335,736 shares issued and outstanding                                                                    2,336
     Additional paid-in capital                                                                                 1,576,173
     Deficit                                                                                                     (577,487)
---------------------------------------------------------------------------------------------------------------------------
         Total stockholders' equity                                                                             1,001,022
---------------------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                            $    5,068,663
---------------------------------------------------------------------------------------------------------------------------


                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999
(UNAUDITED)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                                 March 31, 2000      March 31, 1999
----------------------------------------------------------------------------------------------------------------------
NET SALES                                                                       $    2,303,116      $    1,922,991

COST OF SALES                                                                        1,468,858           1,121,632
----------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                           834,258             801,359

GENERAL AND ADMINISTRATIVE EXPENSES                                                    534,632             471,572
----------------------------------------------------------------------------------------------------------------------
INCOME FROM OPERATIONS                                                                 299,626             329,787

INTEREST EXPENSE ($17,380 and $44,105 to related parties)                               24,122              47,089
----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                             275,504             282,698

INCOME TAXES                                                                           106,000                   -
----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                      $      169,504      $      282,698
----------------------------------------------------------------------------------------------------------------------
Earnings per share:
     Basic                                                                      $         0.07      $         0.19
     Diluted                                                                              0.07                0.18
----------------------------------------------------------------------------------------------------------------------
Shares used in computing earnings per share:
     Basic                                                                           2,335,736           1,520,000
     Diluted                                                                         2,445,736           1,556,923
----------------------------------------------------------------------------------------------------------------------
PRO FORMA DATA (1)
     Income before income taxes                                                        N/A          $      282,698
     Income taxes                                                                      N/A                 109,000
----------------------------------------------------------------------------------------------------------------------
         Pro forma net income                                                          N/A          $      173,698
----------------------------------------------------------------------------------------------------------------------
Pro forma earnings per share:
     Basic                                                                             N/A          $         0.11
     Diluted                                                                           N/A                    0.11
----------------------------------------------------------------------------------------------------------------------
Shares used in computing pro forma earnings per share:
     Basic                                                                             N/A               1,520,000
     Diluted                                                                           N/A               1,556,923
----------------------------------------------------------------------------------------------------------------------

(1) The pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the three months ended March 31, 1999.


                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTH PERIODS ENDED MARCH 31, 2000 AND 1999
(UNAUDITED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                   March 31, 2000        March 31, 1999
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                     $      169,505       $    282,698
--------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash provided by operating activities
         Depreciation                                                                      20,676              15,185
         Accrued interest on notes payable - purchase of assets                                 -              17,008
         Changes in operating assets and liabilities:
              Accounts receivable                                                         219,694     (           350)
              Prepaid expenses                                                   (        175,419)             20,110
              Accounts payable                                                            120,994     (        33,110)
              Accrued liabilities                                                (         60,599)    (           478)
              Accrued interest                                                             12,198              27,097
              Advance billings                                                   (        136,951)    (        57,691)
              Deferred income taxes                                                        40,000                   -
--------------------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                        40,593     (        12,229)
--------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by operating activities                           210,098             270,469
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash consideration paid for company acquired                                (        295,740)                  -
     Cash balance of company acquired                                                      79,429                   -
     Purchase of property and equipment                                          (         75,302)    (        19,800)
--------------------------------------------------------------------------------------------------------------------------
                      Net cash used in investing activities                      (        291,613)    (        19,800)
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Deferred offering costs                                                     (         20,370)                  -
     Net decrease in notes payable - insurance                                   (         19,120)    (        20,664)
     Principal payments on notes payable - purchase of assets                    (        308,500)                  -
     Net borrowings on credit facility                                                    681,201                   -
     Net increase in notes payable - transportation equipment                              21,846                   -
--------------------------------------------------------------------------------------------------------------------------
                      Net cash provided by (used in) financing activities                 355,057     (        20,664)
--------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH                                                                      273,542             230,005

CASH AT BEGINNING OF PERIOD                                                               288,285              55,751
--------------------------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                               $      561,827       $    285,756
--------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures:
--------------------------------------------------------------------------------------------------------------------------
     Interest paid                                                                  $       11,924       $     19,992
--------------------------------------------------------------------------------------------------------------------------
     Income taxes paid                                                              $       66,000       $          -
--------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
--------------------------------------------------------------------------------------------------------------------------
     Fair value of net liabilities assumed in connection with acquisition of
     business                                                                       $      154,260       $          -
--------------------------------------------------------------------------------------------------------------------------
     Note payable issued in connection with acquisition of business                 $      150,000       $          -
--------------------------------------------------------------------------------------------------------------------------
     Professional fees accrued in connection with acquisition of business           $      125,913       $          -
--------------------------------------------------------------------------------------------------------------------------


                             See accompanying notes.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 18.          BASIS OF PRESENTATION
--------------------------------------------------------------------------------

                  The accompanying financial statements do not include all of the disclosures made in the consolidated balance sheet of SFBC International, Inc. and Subsidiary as of December 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1999 or in the statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999, both of which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented.

                  The consolidated financial statements include the accounts of SFBC International, Inc. (the Parent), (a Delaware corporation), South Florida Kinetics, Inc. (Subsidiary 1), (a Florida corporation) and SFBC/Pharmaceutical Development Associates, Inc. (Subsidiary 2), (a Florida corporation). The Parent owns 100% of the Subsidiaries. All material inter-company balances and transactions have been eliminated in consolidation.


--------------------------------------------------------------------------------
NOTE 19.          OTHER EVENTS
--------------------------------------------------------------------------------

                  On March 15, 2000, Subsidiary 2 was incorporated and on March 29, 2000 it entered into an agreement to purchase substantially all of the operating assets and liabilities of Pharmaceutical Development Associates, Inc. The aggregate sales price was $600,000 with possible contingent consideration of up to $1,200,000 based on the adjusted net income of Subsidiary 2, as defined, and additional possible contingent consideration based on the future revenues of Subsidiary 2. Goodwill of approximately $726,000 was recorded in connection with the business combination.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF OPERATIONS OF THE BUSINESS TO BE SOLD
EIGHTY-NINE DAYS ENDED MARCH 29, 2000
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
NET SALES                                                                          $    427,280

COST OF SALES                                                                           283,572
---------------------------------------------------------------------------------------------------
GROSS PROFIT                                                                            143,708

GENERAL AND ADMINISTRATIVE EXPENSES                                                     153,455
---------------------------------------------------------------------------------------------------
LOSS FROM OPERATIONS                                                            (         9,747)

INTEREST EXPENSE                                                                          4,200
---------------------------------------------------------------------------------------------------
NET LOSS                                                                        (  $     13,947)
---------------------------------------------------------------------------------------------------


                             See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
STATEMENT OF CASH FLOWS OF THE BUSINESS TO BE SOLD
EIGHTY-NINE DAYS ENDED MARCH 29, 2000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                             ( $     13,947)
-------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net loss to net cash provided by
         operating activities
         Depreciation and amortization 28,837 Changes in operating assets and liabilities:
              Accounts receivable                                                         (      531,567)
              Prepaid expenses                                                                     3,837
              Other assets                                                                (        2,241)
              Accounts payable                                                            (       38,040)
              Advanced billings                                                                  765,605
-------------------------------------------------------------------------------------------------------------
                  Total adjustments                                                              226,431
-------------------------------------------------------------------------------------------------------------
                      Net cash provided by operating activities                                  212,484
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                   (        9,841)
     Advances from parent and affiliates, net                                             (      120,940)
-------------------------------------------------------------------------------------------------------------
                      Net cash used in investing activities                               (      130,781)
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on capital lease obligations                                                (        2,777)
-------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH                                                                              78,926

CASH AT BEGINNING OF PERIOD                                                                          503
-------------------------------------------------------------------------------------------------------------
CASH AT END OF PERIOD                                                                       $     79,429
-------------------------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash Flow Information and
     Non-Cash Investing and Financing Activities:
-------------------------------------------------------------------------------------------------------------
     Interest paid                                                                          $      1,200
-------------------------------------------------------------------------------------------------------------
     Income taxes paid                                                                      $          -
-------------------------------------------------------------------------------------------------------------


                             See accompanying notes.

PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
NOTES TO STATEMENTS OF OPERATIONS AND CASH FLOWS
OF THE BUSINESS TO BE SOLD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1.           BASIS OF PRESENTATION
--------------------------------------------------------------------------------

                  The accompanying statements of operations and cash flows do not include all of the disclosures made in the statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the period presented is not necessarily indicative of the results for the full fiscal years.

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                                                        Page
--------------------------------------------------------------------------------


SFBC International, Inc. and Subsidiaries

Introduction to Unaudited Pro Forma Consolidated Financial Statements   P - 2

Unaudited Pro Forma Consolidated Statement of Operations for the

     three month period ended March 31, 2000                            P - 3

Notes to Unaudited Pro Forma Consolidated Statement of Operations       P - 4

Unaudited Pro Forma Consolidated Statement of Operations for the

     year ended December 31, 1999                                       P - 5

Notes to Unaudited Pro Forma Consolidated Statement of Operations       P - 6

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


Prior to the commencement of this offering, SFBC International, Inc. formed a 100% owned Subsidiary, SFBC/Pharmaceutical Development Associates, Inc. which acquired certain assets and assumed certain liabilities of Pharmaceutical Development Associates, Inc.

The following pro forma financial information presents a) SFBC International, Inc.'s (the Parent), South Florida Kinetics, Inc.'s (Subsidiary 1), SFBC/Pharmaceutical Development Associates, Inc.'s (Subsidiary 2), and Pharmaceutical Development Associates, Inc.'s ( collectively the Companies ) pro forma unaudited consolidating statement of operations for the three month period ended March 31, 2000, as if offering contemplated herein and the acquisition occurred on January 1, 2000; and b) the Companies pro forma unaudited consolidating statement of operations for the year ended December 31, 1999, as if offering contemplated herein and the acquisition occurred on January 1, 1999.

This unaudited pro forma financial information does not purport to represent what the Companies financial position or results of operations would actually have been if such transactions in fact occurred on those dates, or to project the Companies financial position or results of operations for any future date or period. These unaudited pro forma consolidating financial statements should be read in conjunction with the historical financial statements of SFBC International, Inc. and Subsidiary and Pharmaceutical Development Associates, Inc., and the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.

--------------------------------------------------------------------------------
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTH PERIOD ENDED MARCH 31, 2000

                                                                    Historical
                                                     --------------------------------------
                                                              SFBC          Pharmaceutical
                                                       International, Inc.    Development           Pro Forma        Pro Forma
                                                        and Subsidiary(1)   Associates, Inc.(2)    Adjustments       Combined
----------------------------------------------------------------------------------------------------------------------------------
NET SALES                                              $  2,303,116        $  427,280             $      -         $ 2,730,396

COST OF SALES                                             1,468,858           283,572                    -           1,752,430
----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                                834,258           143,708                    -             977,966

GENERAL AND ADMINISTRATIVE EXPENSES                         534,632           153,455                1,583  (6)        689,670
----------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS                               299,626       (     9,747)           (   1,583)            288,296

INTEREST EXPENSE                                             24,122             4,200                3,375  (3)         34,253
                                                                                                 (   3,000) (4)
                                                                                                     5,556  (5)
----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                  275,504       (    13,947)           (   7,514)            254,043

INCOME TAXES                                                106,000                 -            (   9,500) (7)         96,500
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                      $    169,504       ($   13,947)            $  1,986         $   157,543
----------------------------------------------------------------------------------------------------------------------------------
Earnings per share:
     Basic                                                                                                         $      0.07
     Diluted                                                                                                              0.06
----------------------------------------------------------------------------------------------------------------------------------
Shares used in computing earnings per share:
     Basic                                                                                                           2,335,736
     Diluted                                                                                                         2,445,736
----------------------------------------------------------------------------------------------------------------------------------


           See accompanying notes to Unaudited Pro Forma Consolidated
                            Statement of Operations.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiary (the Company) for the three month period ended March 31, 2000.

NOTE 2. The column includes the historical results of operations of the business to be sold of Pharmaceutical Development Associates, Inc. (PDA) for the eighty-nine day period ended March 29, 2000.

NOTE 3. The adjustment gives effect for interest expense calculated at 9% per annum associated with the Company's $150,000 note payable issued as of January 1, 2000 and assumes quarterly payment of interest.

NOTE 4. The adjustment gives effect for a reduction in interest expense associated with a $100,000 note payable not assumed by the Company at a rate of 12% per annum.

NOTE 5. The adjustment gives effect for an increase in interest expense of $11,250 associated with the Company's $450,000 advance on their line of credit at a rate of 10% per annum. This increase is offset by a decrease in interest expense of $5,694 associated with actual interest on the line of credit for the quarter ended March 31, 2000.

NOTE 6. The adjustment gives effect for an increase in amortization expense of $18,148 based upon goodwill of $725,913 recorded in connection with the acquisition. Amortization of goodwill is being computed over 10 years. The increase is offset by a decrease in amortization of $16,565 associated with goodwill of $662,598 not acquired by the Company.

NOTE 7. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38% as if the consolidated entity had been a C Corporation for the quarter.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                    Historical
                                                     --------------------------------------
                                                              SFBC          Pharmaceutical
                                                       International, Inc.    Development           Pro Forma        Pro Forma
                                                        and Subsidiary(1)   Associates, Inc.(2)    Adjustments       Combined
----------------------------------------------------------------------------------------------------------------------------------
NET SALES                                              $  8,309,143        $2,200,061             $      -         $10,509,204

COST OF SALES                                             5,208,231         1,995,792                    -           7,204,023
----------------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                              3,100,912           204,269                    -           3,305,181

GENERAL AND ADMINISTRATIVE EXPENSES                       1,699,021           625,072                6,331 (6)       2,330,424
----------------------------------------------------------------------------------------------------------------------------------


INCOME (LOSS) FROM OPERATIONS                             1,401,891       (   420,803)           (   6,331)            974,757

INTEREST EXPENSE                                            181,143            18,560               13,500 (3)         246,203
                                                                                                 (  12,000)(4)
                                                                                                    45,000 (5)
----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                1,220,748       (   439,363)           (  52,831)            728,554

INCOME TAXES                                                620,000                 -            ( 343,000)(7)         277,000
----------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                      $    600,748       ($  439,363)            $290,169         $   451,554
----------------------------------------------------------------------------------------------------------------------------------
Earnings per share:
     Basic                                                                                                         $      0.24
     Diluted                                                                                                              0.23
----------------------------------------------------------------------------------------------------------------------------------
Shares used in computing earnings per share:
     Basic                                                                                                           1,881,863
     Diluted                                                                                                         1,961,132
----------------------------------------------------------------------------------------------------------------------------------


           See accompanying notes to Unaudited Pro Forma Consolidated
                            Statement of Operations.

NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiary (the Company) for the year ended December 31, 1999.

NOTE 2. The column includes the historical results of operations of the business to be sold of Pharmaceutical Development Associates, Inc. (PDA) for the year ended December 31, 1999.

NOTE 3. The adjustment gives effect for interest expense calculated at 9% per annum associated with the Company's $150,000 note payable issued as of January 1, 1999 and assumes quarterly payment of interest.

NOTE 4. The adjustment gives effect for a reduction in interest expense associated with a $100,000 note payable not assumed by the Company at a rate of 12% per annum.

NOTE 5. The adjustment gives effect for additional interest expense associated with the Company's $450,000 advance on their line of credit at a rate of 10% per annum.

NOTE 6. The adjustment gives effect for an increase in amortization expense of $72,591 based upon the goodwill of $725,913 recorded in connection with the acquisition. Amortization of goodwill is being computed over 10 years. The increase is offset by a decrease in amortization of $66,260 associated with goodwill of $662,598 not acquired by the Company.

NOTE 7. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38% as if the consolidated entity had been a C Corporation for the year.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         Our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law as it now exists. We also cannot indemnify our officers and directors when we assert a direct claim against them. We have entered into indemnification agreements with our officers and directors providing for indemnification and containing an advancement of expenses provision. Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the board of directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the board of directors or by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling SFBC International, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities being registered hereby (except for the underwriting discounts and commissions) will be borne by SFBC and are estimated to be as follows:

     Registration Fee............................................    $3,352.80
     Nasdaq Listing Fee..........................................    11,000.00
     NASD Filing Fee.............................................    [update]
     Transfer Agent Fee..........................................       *
     Printing Costs..............................................       *
     Legal Fees and Expenses.....................................       *
     Accounting Fees and Expenses................................       *
     Blue Sky Fees and Expenses..................................       *
     Underwriters' Non-Accountable Expense Allowance.............       *
     Miscellaneous...............................................       *
                                                                       ---
     Total.......................................................       $*
                                                                       ===

o        To be supplied by Amendment.

Item 26. Recent Sales of Unregistered Securities.

         During the past three years, the following persons and entities acquired shares of stock and other securities from us as set forth in the table below. The number of shares of our common stock has been adjusted by our four-for-five reverse stock split.

         We sold the securities listed below in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and for accredited investors also under Rule 506 thereunder. Under Item 26(a) each person listed below, except for Mr. Arnold Hantman, our chief executive officer exchanged his or her common stock of South Florida Kinetics, Inc. for our common stock when we acquired South Florida Kinetics on June 7, 1999. The convertible notes were offered to the South Florida Kinetics minority stockholders at the time they voted on the merger in exchange for their cancellation of South Florida Kinetics notes but not issued until August 4, 1999. Under Item 26(b), the convertible noteholders converted their notes as of October 26, 1999.

         We believe that 37 of the persons listed below were accredited investors. The remaining persons were sophisticated investors, who were also pre-existing stockholders of our subsidiary, South Florida Kinetics at the time of the merger and our stockholders when they converted their notes.

(a)

                                                                      Amount of                   Consideration
Stockholder                             Class of Securities        Securities Sold                 Received(1)
-----------                             -------------------        ---------------                 -----------
Jay W. Atkins                               common stock            11,106 shares                common stock

Maurice L. Baldwin c/o Maurice L.         convertible note         $18,943.08              Cancellation of note and
and Mary L. Baldwin Family Trust                                                               accrued interest
                                            common stock             2,563 shares                common stock

Donald E. Birzer                            common stock             6,835 shares                common stock

Robert P. Bisaillon                       convertible note         $16,108.33              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Roland W. Boone                           convertible note         $25,588.34              cancellation of note and
                                                                                               accrued interest
                                            common stock             8,543 shares                common stock

Keith C. Carini, M.D.                     convertible note          $8,629.17              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,478 shares                common stock

Harold and Marilyn F. Chalmers            convertible note         $74,129.17              cancellation of note and
                                                                                               accrued interest
                                            common stock            21,358 shares                common stock

Norman Cloutier                           convertible note          $7,690.37              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

                                                                      Amount of                   Consideration
Stockholder                             Class of Securities        Securities Sold                 Received(1)
-----------                             -------------------        ---------------                 -----------
Hilda S. Davis                            convertible note         $18,943.08              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,563 shares                common stock

Patricia DeLovely                           common stock             9,398 shares                common stock

Robert L. Dible                           convertible note         $24,000.00              cancellation of note and
                                                                                               accrued interest
                                            common stock            12,815 shares                common stock

Rudolph Dickson                           convertible note         $18,722.92              cancellation of note and
                                                                                               accrued interest
                                            common stock             8,971 shares                common stock

Robert Dudley                             convertible note         $15,937.57              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Howard L. Foglesong                       convertible note          $7,974.63              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Curtis L. Franz                             common stock             3,845 shares                common stock

Edmond W. and Georgia Gardiner            convertible note          $7,246.47              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Raymond L. Gehris                           common stock            17,087 shares                common stock

Harold T., Ruth B. George, Trustees       convertible note         $16,197.92              cancellation of note and
U.D.T., dated February 18, 1984                                                                accrued interest
                                            common stock             2,136 shares                common stock

Dennis D. Glass                           convertible note         $31,265.30              cancellation of note and
                                                                                               accrued interest
                                            common stock             4,272 shares                common stock

Joseph J. and E. Lenore Goetz               common stock             2,648 shares                common stock

Margaret K. Greene                        convertible note         $12,185.33              cancellation of note and
                                                                                               accrued interest
                                            common stock             1,709 shares                common stock


                                                                      Amount of                   Consideration
Stockholder                             Class of Securities        Securities Sold                 Received(1)
-----------                             -------------------        ---------------                 -----------
Dale and Sandra Halverstadt                 common stock             8,543 shares                common stock

William and Helen A. Havel                convertible note         $16,250.00              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Dennis Hieronymus                         convertible note         $12,738.44              cancellation of note and
                                                                                               accrued interest
                                            common stock             3,417 shares                common stock

Frank L. Jenkins                          convertible note          $6,896.00              cancellation of note and
                                                                                               accrued interest
                                            common stock             8,543 shares                common stock

Kurt H. Knecht                            convertible note         $65,852.52              cancellation of note and
                                                                                               accrued interest

Kurt H. Knecht                            convertible note         $65,852.52              cancellation of note and
                                                                                               accrued interest
                                            common stock             8,543 shares                common stock

David M. Kushner, M.D.                    convertible note         $25,003.20              cancellation of note and
                                                                                               accrued interest
                                            common stock            34,173 shares                common stock

Philip A. Linda C. Magyar                 convertible note         $16,262.07              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Edith L. Marion                           convertible note         $22,137.91              cancellation of note and
                                                                                               accrued interest
                                            common stock             3,076 shares                common stock

Edith L. Marion                           convertible note         $10,760.09              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,562 shares                common stock

George L. and Linda J. May                convertible note          $8,241.67              cancellation of note and
                                                                                               accrued interest
                                            common stock             1,111 shares                common stock

Joanne B. May                             convertible note         $18,585.83              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,563 shares                common stock

Robert I. and Debbie Miller                 common stock             2,136 shares                common stock

Miller Trust, Margaret                    convertible note         $43,076.33              cancellation of note and
Ann Miller, Trustee                                                                            accrued interest
                                            common stock            14,523 shares                common stock

                                                                      Amount of                   Consideration
Stockholder                             Class of Securities        Securities Sold                 Received(1)
-----------                             -------------------        ---------------                 -----------
Patrick Murphy, M.D.                      convertible note          62,365.57              cancellation of note and
                                                                                               accrued interest
                                            common stock            11,790 shares                common stock

Jerry Nash                                convertible note         $20,023.39              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,990 shares                common stock

Howard Nunn, Jr., M.D.                    convertible note         $16,056.33              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Jay L. Rentzel                            convertible note         $93,849.58              cancellation of note and
                                                                                               accrued interest
                                            common stock            29,902 shares                common stock

Integrity Associates                      convertible note         $21,935.83              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,990 shares                common stock

Roscoe M. Smith                           convertible note         $15,344.32              cancellation of note and
                                                                                               accrued interest
                                            common stock             4,272 shares                common stock

Howard W. Stacey                            common stock             3,076 shares                common stock

John and Mary Sviatek                     convertible note         $56,625.00              cancellation of note and
                                                                                               accrued interest
                                            common stock             8,543 shares                common stock

Carl J. Wallace                           convertible note         $15,685.33              cancellation of note and
                                                                                               accrued interest
                                            common stock             4,689 shares                common stock

Leo Watkins                               convertible note         $34,521.32              cancellation of note and
                                                                                               accrued interest
                                            common stock             8,885 shares                common stock

Robert K. Wawrousek, Trustee              convertible note        $137,694.33              cancellation of note and
                                                                                               accrued interest
                                            common stock            59,804 shares                common stock

Joseph E. Webb                            convertible note         $25,526.91              cancellation of note and
                                                                                               accrued interest
                                            common stock             4,357 shares                common stock

                                                                      Amount of                   Consideration
Stockholder                             Class of Securities        Securities Sold                 Received(1)
-----------                             -------------------        ---------------                 -----------
Gordon Wilbur                             convertible note         $18,161.84              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,392 shares                common stock

James R. and Mildred H. Williams          convertible note         $72,350.00              cancellation of note and
                                                                                               accrued interest
                                            common stock            25,630 shares                common stock

Raymond F. Zuczuski                       convertible note         $15,605.00              cancellation of note and
                                                                                               accrued interest
                                            common stock             2,136 shares                common stock

Jerry Frost                               convertible note         $20,788.53              cancellation of note and
                                                                                               accrued interest
                                            common stock             3,930 shares                common stock

Lisa Krinsky, M.D.                          common stock             1,014,487 shares            common stock

Arnold Hantman                              common stock           507,244 shares                common stock

Michael D. and Beth J. Harris               common stock            76,635 shares                common stock

MDN Enterprises, Inc.                       common stock            71,635 shares                common stock

Dr. Leonard Weinstein                       common stock            10,000 shares                common stock

(1) We issued our shares of common stock in exchange for shares of our subsidiary except for Mr. Hantman who exchanged shares of our predecessor. The convertible notes we issued were exchanged for South Florida Kinetics' notes.

(b)

                                                                        Amount of
        Stockholder                         Class of Securities     Securities Sold (1)    Consideration Received
        -----------                         -------------------     -------------------    ----------------------
Maurice L. Baldwin c/o Maurice L.           common stock warrant           4,209            conversion of note
and Mary L. Baldwin Family Trust

Robert P. Bisaillon                         common stock warrant           3,579            conversion of note

Roland W. Boone                             common stock warrant           5,686            conversion of note

Keith C. Carini, M.D.                       common stock warrant           1,917            conversion of note

Norman Cloutier                             common stock warrant           1,708            conversion of note

                                                                        Amount of
        Stockholder                         Class of Securities     Securities Sold (1)    Consideration Received
        -----------                         -------------------     -------------------    ----------------------
Hilda S. Davis                              common stock warrant           4,209            conversion of note

Robert L. Dible                             common stock warrant           5,333            conversion of note

Robert Dudley                               common stock warrant           3,541            conversion of note

Rudolph Dickson                             common stock warrant           4,160            conversion of note

Howard L. Foglesong                         common stock warrant           1,772            conversion of note

Edmond W. and Georgia Gardiner              common stock warrant           1,610            conversion of note

Harold T. and Ruth B. George Trustees       common stock warrant           3,599            conversion of note

Dennis D. Glass                             common stock warrant           6,947            conversion of note

Margaret K. Greene                          common stock warrant           2,707            conversion of note

William and Helen A. Havel                  common stock warrant           3,611            conversion of note

Dennis Hieronymus                           common stock warrant           2,830            conversion of note

Frank L. Jenkins                            common stock warrant           1,532            conversion of note

Kurt H. Knecht                              common stock warrant          14,633            conversion of note

Philip A. and Linda C. Magyar               common stock warrant           3,613            conversion of note

Edith L. Marion                             common stock warrant           4,919            conversion of note

Edith L. Marion                             common stock warrant           2,393            conversion of note

George L. and Linda J. May                  common stock warrant           1,831            conversion of note

Joanne B. May                               common stock warrant           4,130            conversion of note

Ann Miller (Miller Trust)                   common stock warrant           9,572            conversion of note

Patrick J. Murphy, M.D.                     common stock warrant          13,859            conversion of note

Jerry Nash                                  common stock warrant           4,449            conversion of note

Howard Nunn, Jr., M.D.                      common stock warrant           3,568            conversion of note

Jay L. Rentzel                              common stock warrant          20,855            conversion of note

                                                                        Amount of
        Stockholder                         Class of Securities     Securities Sold (1)    Consideration Received
        -----------                         -------------------     -------------------    ----------------------
Roscoe M. Smith                             common stock warrant           3,409            conversion of note

John and Mary Sviatek                       common stock warrant          12,583            conversion of note

Carl J. Wallace                             common stock warrant           3,485            conversion of note

Leo Watkins                                 common stock warrant           7,671            conversion of note

Robert K. Wawrousek, Trustee                common stock warrant          30,598            conversion of note

Joseph E. Webb                              common stock warrant           5,672            conversion of note

Gordon Wilbur                               common stock warrant           4,035            conversion of note

James R. and Mildred H. Williams            common stock warrant          16,077            conversion of note

Raymond F. Zuczuski                         common stock warrant           3,467            conversion of note

Jerry Frost                                 common stock warrant           4,619            conversion of note

Robert Reynoldson                           common stock warrant           4,874            conversion of note

Harold and Marilyn F. Chalmers              common stock warrant          16,473            conversion of note

(1) The number refers to the number of shares of common stock issued. The warrant entitles each holder to purchase the number of shares of common stock issued to the holder.

Item 27.  Exhibits.

Exhibit Number             Description
--------------             -----------
1.1                        Form of Underwriting Agreement
1.2                        Form of Selected Dealer's Agreement
1.3                        Form of Underwriter's Warrants
2.                         Agreement and Plan of Merger (1)
3.1                        Certificate of Incorporation (1)
3.2                        First Amendment to Certificate of Incorporation (1)
3.3                        Bylaws (1)
4.1                        Form of Common Stock Certificate (1)
5.                         Opinion of Michael Harris, P.A.
10.1                       Employment Agreement of Arnold Hantman
10.2                       Employment Agreement of Lisa Krinsky, M.D.
10.3                       Employment Agreement of Dr. Gregory Holmes (1)
10.4                       Amended and Restated 1999 Stock Option Plan
10.5                       Heller Healthcare Finance Loan Agreement, as amended
10.6                       $383,000 Secured Note (1)
10.7                       Employment Agreement of D. Scott Davis
10.8                       Asset Purchase Agreement*
10.9                       Strategic Alliance Agreement
10.10                      Audit Committee Charter
21                         Subsidiaries
23.1                       Consent of Kaufman, Rossin & Co.
23.2                       Consent of Michael Harris, P.A. (2)
27.1                       Financial Data Schedule
27.2                       Financial Data Schedule

* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.

(1)      Contained in Form SB-2 filed on August 17, 1999
(2)      Contained in Opinion of Michael Harris, P.A.

Item 28. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SFBC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(b)      The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) We will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to such purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in Miami, Florida, on the 19 day of July, 2000.

                                     SFBC International, Inc.

                                     By: /S/ ARNOLD HANTMAN
                                        ------------------------------
                                         Arnold Hantman
                                         Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                            TITLE                                          DATE
----------                            -----                                          ----
/S/ LISA KRINSKY, M.D.                Chairman of the Board of Directors             July 19, 2000
--------------------------------
Lisa Krinsky, M.D.


/S/ ARNOLD HANTMAN                    Director and Principal Financial Officer       July 19, 2000
--------------------------------      and Accounting Officer
Arnold Hantman

/S/ JACK LEVINE                       Director                                       July 19, 2000
--------------------------------
Jack Levine

/S/ DR. LEONARD WEINSTEIN             Director                                       July 19, 2000
--------------------------------
Dr. Leonard Weinstein

                                  EXHIBIT INDEX

Exhibit Number             Description
--------------             -----------
    1.1                    Form of Underwriting Agreement
    1.2                    Form of Selected Dealer's Agreement
    1.3                    Form of Underwriter's Warrants
    2.                     Agreement and Plan of Merger (1)
    3.1                    Certificate of Incorporation (1)
    3.2                    First Amendment to Certificate of Incorporation (1)
    3.3                    Bylaws (1)
    4.1                    Form of Common Stock Certificate (1)
    5.                     Opinion of Michael Harris, P.A.
    10.1                   Employment Agreement of Arnold Hantman
    10.2                   Employment Agreement of Lisa Krinsky, M.D.
    10.3                   Employment Agreement of Dr. Gregory Holmes (1)
    10.4                   Amended and Restated 1999 Stock Option Plan
    10.5                   Heller Healthcare Finance Loan Agreement, as amended
    10.6                   $383,000 Secured Note (1)
    10.7                   Employment Agreement of D. Scott Davis
    10.8                   Asset Purchase Agreement*
    10.9                   Strategic Alliance Agreement
    10.10                  Audit Committee Charter
    21                     Subsidiaries
    23.1                   Consent of Kaufman, Rossin & Co.
    23.2                   Consent of Michael Harris, P.A. (2)
    27.1                   Financial Data Schedule
    27.2                   Financial Data Schedule